WASHINGTON FEDERAL BANK 401(k) PLAN CYCLE 3 RESTATEMENT) [Effective January 1, 2022] THORSON McDONALD WHITMAN & CURNUTT, PC DEFINED CONTRIBUTION PRE-APPROVED PLAN

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 1 ADOPTION AGREEMENT #001 NON-STANDARDIZED DEFINED CONTRIBUTION PRE-APPROVED PLAN The undersigned Employer, by executing this Adoption Agreement, establishes a retirement plan (collectively "Plan") under the Thorson McDonald Whitman & Curnutt, PC Defined Contribution Pre-Approved Plan (basic plan document #02). The Employer, subject to the Employer's Adoption Agreement elections, adopts fully the Pre-Approved Plan provisions. This Adoption Agreement, the basic plan document and any attached Appendices or agreements permitted or referenced therein, constitute the Employer's entire plan document. All "Election" references within this Adoption Agreement are Adoption Agreement Elections. All "Article" or "Section" references are basic plan document references. Numbers in parentheses which follow election numbers are basic plan document references. Where an Adoption Agreement election calls for the Employer to supply text, the Employer (without altering the content of any existing printed text) may lengthen any space or line, or create additional tiers. When Employer-supplied text uses terms substantially similar to existing printed options, all clarifications and caveats applicable to the printed options apply to the Employer-supplied text unless the context requires otherwise. The Employer makes the following elections granted under the corresponding provisions of the basic plan document. ARTICLE I DEFINITIONS 1. EMPLOYER (1.24). (An amendment to the Adoption Agreement is not needed solely to reflect a change in this Employer Information Section.) Name: Washington Federal Bank (formerly Washington Federal, N.A.) Address: 425 Pike Street, Seattle, WA 98101 Phone number: 206-777-8227 Taxpayer Identification Number (TIN): 91-0135860 E-mail (optional): Employer's Taxable Year (optional): 2. PLAN (1.42). Name: Washington Federal Bank 401(k) Plan Plan number: 001 (3-digit number for Form 5500 reporting) Name of Trust: Fidelity Management Trust Company Trust EIN (optional): 3. PLAN/LIMITATION YEAR (1.44/1.34). Plan Year and Limitation Year mean the 12 consecutive month period (except for a short Plan/Limitation Year) ending every: [Note: Complete any applicable blanks under Election 3 with a specific date, e.g., June 30 OR the last day of February OR the first Tuesday in January. In the case of a Short Plan Year or a Short Limitation Year, include the year, e.g., May 1, 2020.] Plan Year (select one of (a) or (b); choose (c) if applicable.): (a) [X] December 31. (b) [ ] Fiscal Plan Year: ending: . (c) [ ] Short Plan Year: commencing: and ending: . Limitation Year (select one of (d) or (e); choose (f) if applicable): (d) [X] Generally same as Plan Year. The Limitation Year is the same as the Plan Year except where the Plan Year is a short year in which event the Limitation Year is always a 12 month period, unless the short Plan Year (and short Limitation Year) result from a Plan amendment. (e) [ ] Different Limitation Year: ending: . (f) [ ] Short Limitation Year: commencing: and ending: . 4. EFFECTIVE DATE (1.20). The Employer's adoption of the Plan is a (select one of (a) or (b); complete (c) for all plans; complete (d) if an amendment and restatement): (a) [ ] New Plan. (b) [X] Restated Plan.

Non-Standardized Defined Contribution (PPD)

CYCLE 3 RESTATEMENT (leave blank if not applicable)

(1) **[X]** This is an amendment and restatement to bring a plan into compliance with the requirements of the 2017 Cumulative List (Notice 2017-37).

Initial Effective Date of Plan *(enter date)*

(c) **[X]** October 27, 1947 (hereinafter called the "Effective Date" unless 4(d) is entered below)

[Note: The Effective Date in 4(c) cannot be earlier than the first day of the Plan Year in which the Plan is adopted. The Effective Date of any Salary Reduction Agreement will not be earlier than the date the Plan is adopted. See 1.57(A)]

Restatement Effective Date *(If this is an amendment and restatement, enter effective date of the restatement)*

(d) **[X]** January 1, 2022 (enter month day, year; this date cannot be earlier than the first day of the current Plan Year. The Plan contains appropriate retroactive effective dates with respect to provisions for the appropriate laws if the Plan is a Cycle 3 Restatement.) (hereinafter called the "Effective Date")

[*Note*: *See Section 1.54 for the definition of Restated Plan. If this Plan is a Cycle 3 Restatement, the basic plan document supplies the Effective Dates of various recent legal changes. If specific Plan provisions, as reflected in this Adoption Agreement and the basic plan documents, do not have the Effective Date stated in this Election 4, indicate as such in the election where called for or in Appendix A.*]

Optional provisions. *(choose one or more of (e) and (f) if applicable)*:

(e) **[X]** **Restatement of surviving and merging plans.** The Plan restates two (or more) plans *(Complete 4(c) and (d) above for this (surviving) Plan. Complete (1) below for the merging plan. Choose (2) if applicable. Unless otherwise noted, the restated Effective Date with regard to a merging plan is the later of the date of the merger or the restated Effective Date of this Plan.)*:

(1) **Merging plan.** The First Federal Bank Plan was or will be merged into this surviving Plan as of: 2/13/2007. The merging plan's restated Effective Date is: January 1, 2022. The merging plan's original Effective Date was: ____________________.

[*See the Note under Election 4(d) if this document is the merging plan's Cycle 3 restatement.*]

(2) **[ ]** **Additional merging plans.** The following additional plans were or will be merged into this surviving Plan *(Complete a.; complete b. if applicable)*:

	Name of merging plan	Merger date	Restated Effective Date	Original Effective Date
a.	____________	____________	____________	____________
b.	____________	____________	____________	____________

(f) **[ ]** **Special Effective Date for Elective Deferral provisions:** ____________________

[*Note: If Elective Deferral provision is not effective as of the Initial Effective Date or the Restatement Effective Date, enter the date as of which the Elective Deferral provision is effective. The Special Effective Date may not precede the date on which the Employer adopted the Plan.*]

5. TYPE OF PLAN **(1.29/1.36/1.48)** *(select one of (a), (b), or (c))*

(a) **[X]** **401(k) Plan.** *[Note: A 401(k) Plan is also a Profit Sharing Plan. Section 1.29]*

(b) **[ ]** **Money Purchase Pension Plan.** [*Note: Under Contributions, may only elect 6(d), 6(f) and 6(h). In applying Adoption Agreement elections, Nonelective Contributions include Money Purchase Pension Contributions unless the context requires otherwise.]*

(c) **[ ]** **Profit Sharing Plan.** [*Note: Under Contributions, may only elect 6(d), 6(f) and 6(h).*]

6. CONTRIBUTION TYPES **(1.12)**. The selections made below should correspond with the selections made under Article III of this Adoption Agreement. *(If this is a frozen Plan (i.e., all contributions have ceased), choose (a) only and PRIOR CONTRIBUTIONS only)*:

Frozen Plan. See Sections 3.01(J) and 11.04. *(leave blank if not applicable)*

(a) **[ ]** **Contributions cease.** All Contributions have ceased or will cease (Plan is frozen). *(choose (1) if applicable, then skip to Election 7)*

(1) **[ ]** **Effective date of freeze:** ____________________ [*Note: Effective date is optional unless this is the amendment or restatement to freeze the Plan.*]

[*Note: Elections 20 through 30 and Elections 35 through 37 do not apply to any Plan Year in which the Plan is frozen.*]

Contributions. The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust *(select one or more of (b) through (h))*:

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Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 3 (b) [X] Pre-Tax Deferrals. See Section 3.02 and Elections 20-23. (1) [X] Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.] (c) [ ] Matching. See Sections 1.35 and 3.03 and Elections 24-26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2). Do not elect for a safe harbor plan; use 6(e) instead.] (d) [X] Nonelective/Money Purchase Pension Plan. See Sections 1.38 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).] (e) [X] Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch-Up Deferrals. See Section 3.05. (f) [X] Employee (after-tax). See Section 3.09 and Election 35. (g) [ ] SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. [Note: The Employer electing 6(g) must elect a calendar year under 3(a) and may not elect any other Contribution Types except under Elections 6(b) and 6(h).] (h) [ ] Designated IRA. See Section 3.12 and Election 36. Prior Contributions. The Plan used to permit, but no longer does, the following contributions (optional; choose all that apply, if any): (i) [ ] Pre-tax Elective Deferrals (j) [ ] Roth Elective Deferrals (k) [ ] Safe Harbor Contributions (l) [ ] Matching contributions (m) [X] Money Purchase Pension Plan contributions (n) [ ] Other Nonelective contributions (o) [ ] Rollover contributions (p) [ ] Employee contributions (q) [ ] SIMPLE 401(k) contributions (r) [ ] Designated IRA 7. DISABILITY (1.16). A Participant is Disabled or has a Disability if (select one of (a) through (d)): (a) [ ] The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence. (b) [ ] The Social Security Administration or Railroad Retirement Board determines that the Participant is totally disabled. (c) [ ] The applicable insurance company providing disability insurance to the Participant under an Employer sponsored disability program determines that a Participant is disabled under the insurance contract definition of disability. (d) [X] Describe: Due to a physical or mental disability the Participant is unable to perform the duties of his or her customary position of employment for an indefinite period of time, which, in the opinion of the Advisory Committee, will be of long continued duration. The Advisory Committee will also consider a Participant disabled if he or she terminates employment due to a permanent loss of use of a member or function of his or her body or has a permanent disfigurement. The Advisory Committee may require a physical examination in order to confirm disability [Note: The Employer may elect an alternative definition of disability for purposes of Plan distributions (e.g., Participants covered under the Employer’s disability insurance program are Disabled if the applicable insurance company providing insurance pursuant to that program determines that the Participant is disabled under the insurance contract definition of disability. Other Participants are disabled if the Social Security Administration or Railroad Retirement Board determines that the Participant is totally disabled.).] 8. EXCLUDED EMPLOYEES (1.22(D)). The following Employees are not Eligible Employees but are Excluded Employees (select one of (a), (b), or (c)): [Note: Regardless of the Employer's elections under Election 8: (i) Employees of any Related Employers (excluding the Signatory Employer) are Excluded Employees unless the Related Employer becomes a Participating Employer; and (ii) Reclassified Employees and

Non-Standardized Defined Contribution (PPD)

Leased Employees are Excluded Employees unless the Employer in Appendix B elects otherwise. See Sections 1.22(B), 1.22(D)(3), and 1.24(D). However, in the case of a Multiple Employer Plan, see Section 12.02(B) as to the Employees of the Lead Employer.]

(a) [ ] **No Excluded Employees.** There are no additional excluded Employees under the Plan as to any Contribution Type *(skip to Election 9)*.

(b) [ ] **Exclusions - same for all Contribution Types.** The following Employees are Excluded Employees for all Contribution Types *(select one or more of (e) through (l); select column (1) for each exclusion elected at (e) through (k))*:

(c) [ ] **Exclusions - different exclusions apply.** The following Employees are Excluded Employees for the designated Contribution Type *(select one or more of (d) through (l); select Contribution Type as applicable (may only be selected with 401(k) plans))*:

[*Note for 401(k) plans: For this Election 8, unless described otherwise in Election 8(l), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals, Employee Contributions and Safe Harbor Contributions. Matching includes all Matching Contributions except Safe Harbor Matching Contributions. Nonelective includes all Nonelective Contributions except Safe Harbor Nonelective Contributions.*]

Exclusions	**(1) All Contributions**		**(2) Elective Deferrals**	**(3) Matching**	**(4) Nonelective**
(d) [ ] **No exclusions.** No exclusions as to the designated Contribution Type.	**N/A** (See Election 8(a))		[ ]	[ ]	[ ]
(e) [X] **Collective Bargaining (union) Employees.** As described in Code §410(b)(3)(A). See Section 1.22(D)(1).	[ ]	**OR**	[ ]	[ ]	[ ]
(f) [X] **Non-Resident Aliens.** As described in Code §410(b)(3)(C). See Section 1.22(D)(2).	[ ]	**OR**	[ ]	[ ]	[ ]
(g) [ ] **HCEs.** See Section 1.22(E). See Election 30(f) as to exclusion of some or all HCEs from Safe Harbor Contributions.	[ ]	**OR**	[ ]	[ ]	[ ]
(h) [ ] **Hourly paid Employees.**	[ ]	**OR**	[ ]	[ ]	[ ]
(i) [ ] **Residents of Puerto Rico.**	[ ]	**OR**	[ ]	[ ]	[ ]
(j) [ ] **Interns.** See Section 1.22(D)(7). *[Note: This exclusion could result in the plan failing to meet the coverage requirements of Code §410(b), and may not be utilized as a disguised age or service condition.]*	[ ]	**OR**	[ ]	[ ]	[ ]
(k) [ ] **Part-Time/Temporary/Seasonal Employees.** See Section 1.22(D)(4). A Part-Time, Temporary or Seasonal Employee is an Employee whose regularly scheduled Service is less than _____ *(specify a maximum of 1,000)* Hours of Service in the relevant Eligibility Computation Period. [*Note: The "relevant" Eligibility Computation Period is the Initial or Subsequent Eligibility Computation Period as defined in Section 2.02(C). Also see Appendix B, Election (b)(9).*]	[ ]	**OR**	[ ]	[ ]	[ ]

[*Note: If the Employer under Election 8(k) elects to treat Part-Time, Temporary and Seasonal Employees as Excluded Employees and any such Employee actually completes at least 1,000 Hours of Service during the relevant Eligibility Computation Period, the Employee becomes an Eligible Employee. See Section 1.22(D)(4).*]

(l) [X] **Describe exclusion category and/or Contribution Type:**

Reclassified Employees. A Reclassified Employee is any person the Employer does not treat as a common law employee or as a self-employed individual (including, but not limited to, independent contractors, persons the Employer pays outside of its payroll system and out-sourced workers) for federal income tax withholding purposes under Code §3401(a), irrespective of whether there is a binding determination that the individual is an Employee or a Leased Employee of the Employer.

Leased Employees. Any individual who is classified as a Leased Employee (including, but not limited to those individuals defined in Code §414(n)) even if that person is later reclassified as an employee by the Employer, any governmental agency or court.

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Non-Standardized Defined Contribution (PPD)

Independent Contractors. Any person who is identified by the Employer as an independent contractor regardless of whether he or she is later reclassified as an Employee by the Employer, any governmental agency or court.

Information Technology Programmers. Any person who is classified by the Employer as an "Information Technology Programmer," regardless of whether he or she is later reclassified as an employee of the Employer by a governmental agency, court or other authority.

(e.g., Exclude Division B Employees OR Exclude salaried Employees from Discretionary Matching Contributions.)

[*Notes: Any exclusion under Election 8(l), except as to Part-Time/Temporary/Seasonal Employees, may not be based on age or Service or level of Compensation. See Election 14 for eligibility conditions based on age or Service. The exclusions entered under Election 8(l) cannot result in the group of Nonhighly Compensated Employees (NHCEs) participating under the plan being only those NHCEs with the lowest amount of compensation and/or the shortest periods of service and who may represent the minimum number of these employees necessary to satisfy coverage under Code §410(b).*]

9. COMPENSATION **(1.11(B))**. The following base Compensation (as adjusted under Elections 10 and 11) applies in allocating Employer Contributions (or the designated Contribution Type) *(select one or more of (a) through (d); for 401(k) plans, select Contribution Type as applicable)*:

[*Note: For this Election 9 all definitions include Elective Deferrals unless excluded under Election 11. See Section 1.11(D). In applying any Plan definition which references Section 1.11 Compensation, where the Employer in this Election 9 elects more than one Compensation definition for allocation purposes, the Plan Administrator will use W-2 Wages for other Plan definitions of Compensation if the Employer has elected W-2 Wages for any Contribution Type or Participant group under Election 9. If the Employer has not elected W-2 Wages, the Plan Administrator for such other Plan definitions will use 415 Compensation. If the Plan is a Multiple Employer Plan, see Section 12.07. Election 9(d) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s).*]

[*Note for 401(k) plans: Unless described otherwise in Election 9(d), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.*]

			(1) All Contributions		(2) Elective Deferrals	(3) Matching	(4) Nonelective
(a)	[ ]	**W-2 Wages (plus Elective Deferrals).** See Section 1.11(B)(1).	[ ]	**OR**	[ ]	[ ]	[ ]
(b)	[ ]	**Code §3401(a) Federal Income Tax Withholding Wages (plus Elective Deferrals).** See Section 1.11(B)(2).	[ ]	**OR**	[ ]	[ ]	[ ]
(c)	[X]	**415 Compensation (simplified).** See Section 1.11(B)(3). [*Note: The Employer may elect an alternative "general 415 Compensation" definition by electing 9(c) and by electing the alternative definition in Appendix B. See Section 1.11(B)(4).*]	[ ]	**OR**	[ ]	[ ]	[ ]

(d) [ ] **Describe Compensation by Contribution Type or by Participant group:**____

[*Note: Under Election 9(d), the Employer may: (i) elect Compensation from the elections available under Elections 9(a), (b), or (c), or a combination thereof as to a Participant group (e.g., W-2 Wages for Matching Contributions for Division A Employees and 415 Compensation in all other cases); and/or (ii) for 401(k) plans, define the Contribution Type column headings in a manner which differs from the "all-inclusive" description in the Note immediately preceding Election 9(a) (e.g., Compensation for Safe Harbor Matching Contributions means W-2 Wages and for Additional Matching Contributions means 415 Compensation). Selection of 9(d) may require testing of the plan's compensation definition under Treas. Reg. §1.414(s)-1 for it to be used in nondiscrimination testing, including the ADP or ACP tests.*]

Allocate based on specified 12-month period *(leave blank if not applicable)*

			(1)		(2)	(3)	(4)
(e)	[ ]	The allocation of all Contribution Types (or specified Contribution Types) will be made based on Compensation within a specified 12-month period ending within the Plan Year as follows: ____________________________________.	[ ]	**OR**	[ ]	[ ]	[ ]

10. PRE-ENTRY/POST-SEVERANCE COMPENSATION **(1.11(H)/(I))**. Compensation under Election 9:

[*Note: Election 10(c) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s).*]

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Non-Standardized Defined Contribution (PPD)

[*Note for 401(k) plans: For this Election 10, unless described otherwise in Elections 10(c) or (n), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions.*]

Pre-Entry Compensation *(select one of (a), (b), or (c); for 401(k) plans, also select Contribution Type as applicable)*:	**(1) All Contributions**		**(2) Elective Deferrals**	**(3) Matching**	**(4) Nonelective**
(a) [ ] **Plan Year.** Compensation for the entire Plan Year which includes the Participant's Entry Date. [*Note: If the Employer under Election 9(e) elects to allocate some or all Contribution Types based on a specified 12-month period, Election 10(a) applies to that 12-month period in lieu of the Plan Year.*]	[ ]	OR	[ ]	[ ]	[ ]
(b) [X] **Participating Compensation.** Only Participating Compensation. See Section 1.11(H)(1).	[X]	OR	[ ]	[ ]	[ ]

[*Note: Under a Participating Compensation election, in applying any Adoption Agreement elected contribution limit or formula, the Plan Administrator will count only the Participant's Participating Compensation. See Section 1.11(H)(1) as to plan disaggregation.*]

(c) [ ] **Describe Pre-Entry Compensation by Contribution Type or by Participant group:** ______________________________

[*Note: Under Election 10(c), the Employer may: (i) elect Compensation from the elections available under Pre-Entry Compensation or a combination thereof as to a Participant group (e.g., Participating Compensation for all Contribution Types as to Division A Employees, Plan Year Compensation for all Contribution Types to Division B Employees); and/or (ii) for 401(k) plans, define the Contribution Type column headings in a manner which differs from the "all-inclusive" description in the Note immediately preceding Pre-Entry Compensation (e.g., Compensation for Nonelective Contributions is Participating Compensation and for Safe Harbor Nonelective Contributions is Plan Year Compensation). Selection of 10(c) may require testing of the plan's compensation definition under Treas. Reg. §1.414(s)-1 for it to be used in nondiscrimination testing, including the ADP or ACP tests.*]

Post-Severance Compensation. The following adjustments apply to Post-Severance Compensation paid within any applicable time period as may be required *(select one of (d), (e), or (f))*:

[*Note: Under the basic plan document, if the Employer does not elect any adjustments, post-severance compensation includes regular pay, leave cash-outs, and deferred compensation, and excludes military and disability continuation payments.*]

(d) [ ] **None.** The Plan includes post-severance regular pay, leave cash-outs, and deferred compensation, and excludes post-severance military and disability continuation payments as to any Contribution Type except as required under the basic plan document *(skip to Election 11).*

(e) [X] **Same for all Contribution Types.** The following adjustments to Post-Severance Compensation apply to all Contribution Types *(select one or more of (h) through (n); select column (1) for each option elected at (h) through (m))*:

(f) [ ] **Adjustments - different conditions apply.** The following adjustments to Post-Severance Compensation apply to the designated Contribution Types *(select one or more of (g) through (n); select Contribution Type as applicable) (may only be selected with 401(k) Plans)*:

Post-Severance Compensation:	**(1) All Contributions**		**(2) Elective Deferrals**	**(3) Matching**	**(4) Nonelective**
(g) [ ] **None.** The Plan takes into account Post-Severance Compensation as to the designated Contribution Types as specified under the basic plan document.	**N/A** (See Election 10(d))		[ ]	[ ]	[ ]
(h) [ ] **Exclude All.** Exclude all Post-Severance Compensation. [*Note: 415 testing Compensation (versus allocation Compensation) must include Post-Severance Compensation comprised of regular pay. See Section 4.05(F).*]	[ ]	OR	[ ]	[ ]	[ ]
(i) [ ] **Regular Pay.** Exclude Post-Severance Compensation comprised of regular pay. See Section 1.11(I)(1)(a). [*Note: 415 testing Compensation (versus allocation Compensation) must include Post-Severance Compensation comprised of regular pay. See Section 4.05(F).*]	[ ]	OR	[ ]	[ ]	[ ]

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Non-Standardized Defined Contribution (PPD)

(j)	[ ]	**Leave cash-out.** Exclude Post-Severance Compensation comprised of leave cash-out. See Section 1.11(I)(1)(b).	[ ]	OR	[ ]	[ ]	[ ]
(k)	[X]	**Deferred Compensation.** Exclude Post-Severance Compensation comprised of deferred compensation. See Section 1.11(I)(1)(c).	[X]	OR	[ ]	[ ]	[ ]
(l)	[ ]	**Salary continuation for military service.** Include Post-Severance Compensation comprised of salary continuation for military service. See Section 1.11(I)(2).	[ ]	OR	[ ]	[ ]	[ ]
(m)	[ ]	**Salary continuation for disabled Participants.** Include Post-Severance Compensation comprised of salary continuation for disabled Participants. See Section 1.11(I)(3). *(select one of (1) or (2))*:	[ ]	OR	[ ]	[ ]	[ ]

(1) [ ] **For NHCEs only.**

(2) [ ] **For all Participants.** The salary continuation will continue for the following fixed or determinable period: ____________________ *(specify period)*.

(n) [ ] **Describe Post-Severance Compensation by Contribution Type or by Participant group:** ____________________________

[*Note: Under Election 10(n), the Employer may: (i) elect Compensation from the elections available under Post-Severance Compensation or a combination thereof as to a Participant group (e.g., Include regular pay Post-Severance Compensation for all Contribution Types as to Division A Employees, no Post-Severance Compensation for all Contribution Types to Division B Employees); and/or (ii) for 401(k) Plans, define the Contribution Type column headings in a manner which differs from the "all-inclusive" description in the Note immediately preceding Pre-Entry Compensation (e.g., Compensation for Nonelective Contributions does not include any Post-Severance Compensation and for Safe Harbor Nonelective Contributions includes regular pay Post-Severance Compensation). Selection of 10(n) may require testing of the plan's compensation definition under Treas. Reg. §1.414(s)-1 for it to be used in nondiscrimination testing, including the ADP or ACP tests.*]

11. <u>EXCLUDED COMPENSATION</u> **(1.11(G))**. Apply the following Compensation exclusions to Elections 9 and 10 *(select one of (a), (b), or (c))*:

[*Note: If the Plan applies permitted disparity, allocations also must be based on a nondiscriminatory definition of Compensation if the Plan is to avoid more complex testing. Elections 11(h) through (m) below may cause allocation Compensation to fail to be nondiscriminatory under Treas. Reg. §1.414(s)-1 and may result in more complex nondiscrimination testing.*]

(a) [ ] **No exclusions.** Compensation as to all Contribution Types means Compensation as elected in Elections 9 and 10 *(skip to Election 12)*.

(b) [X] **Exclusions - same for all Contribution Types.** The following exclusions apply to all Contribution Types *(select one or more of (e) through (m); select column (1) for each option elected at (e) through (k))*:

(c) [ ] **Exclusions - different conditions apply.** The following exclusions apply for the designated Contribution Types *(select one or more of (d) through (m) below; select Contribution Type as applicable) (may only be selected with 401(k) Plans)*:

[*Note for 401(k) Plans: In a safe harbor 401(k) plan, allocations qualifying for the ADP or ACP test safe harbors must be based on a nondiscriminatory definition of Compensation. For this Election 11, unless described otherwise in Election 11(m), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions. Selection of (e)(1), Elective Deferrals, All Contributions, does not reduce Compensation for purposes of determining the amount of Elective Deferrals.*]

		Compensation Exclusions	**(1) All Contributions**		**(2) Elective Deferrals**	**(3) Matching**	**(4) Nonelective**
(d)	[ ]	**No exclusions - limited.** No exclusion as to the designated Contribution Type(s).	N/A (See Election 11(a))		[ ]	[ ]	[ ]
(e)	[ ]	**Elective Deferrals.** See Section 1.21.	[ ]		N/A	[ ]	[ ]
(f)	[X]	**Fringe benefits.** As described in Treas. Reg. §1.414(s)-1(c)(3).	[X]	OR	[ ]	[ ]	[ ]
(g)	[ ]	**Compensation exceeding $_____.** Apply this election to *(select one of (1) or (2))*:	[ ]	OR	[ ]	[ ]	[ ]

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Non-Standardized Defined Contribution (PPD)

(1) [ ] **All Participants.**
[*Note: If the Employer elects Safe Harbor Contributions under Election 6(e), the Employer may not elect in this 11(g) to limit the Safe Harbor Contribution allocation to the NHCEs.*]

(2) [ ] **HCE Participants only.**

(h)	[X]	**Bonus.***	[X]	**OR**	[ ]	[ ]	[ ]
(i)	[ ]	**Commission.***	[ ]	**OR**	[ ]	[ ]	[ ]
(j)	[X]	**Overtime.***	[X]	**OR**	[ ]	[ ]	[ ]
(k)	[X]	**Related Employers.** See Section 1.24(C). **Non-Participating.** Compensation paid to Employees by a Related Employer that is not a Participating Employer.*	[X]	**OR**	[ ]	[ ]	[ ]
(l)	[ ]	**Severance pay paid prior to severance.** Severance pay paid after severance is automatically excluded. See 1.11(I)*	[ ]	**OR**	[ ]	[ ]	[ ]

(m) [ ] **Describe Compensation exclusion(s):*** ______________________________

[*Note: Under Election 11(m), the Employer may: (i) describe Compensation from the elections available under Elections 11(d) through (l), or a combination thereof as to a Participant group (e.g., No exclusions as to Division A Employees and exclude bonus as to Division B Employees); (ii) for 401(k) Plans, define the Contribution Type column headings in a manner which differs from the "all-inclusive" description in the Note immediately following Election 11(c) (e.g., Elective Deferrals means §125 cafeteria deferrals only OR No exclusions as to Safe Harbor Contributions and exclude bonus as to Nonelective Contributions); and/or (iii) describe another exclusion (e.g., Exclude shift differential pay). Selection of any item indicated with an asterisk (*) may require testing of the plan's compensation definition under Treas. Reg. §1.414(s)-1 for it to be used in nondiscrimination testing, including the ADP or ACP tests.*]

12. HOURS OF SERVICE **(1.32)**. The Plan credits Hours of Service for the following purposes (and to the Employees described in Elections 12(d) or (e)) as follows *(select one or more of (a) through (e); select purposes as applicable)*:

			(1) All Purposes		**(2) Eligibility**	**(3) Vesting**	**(4) Allocation Conditions**
(a)	[X]	**Actual Method.** See Section 1.32(A)(1).	[X]	**OR**	[ ]	[ ]	[ ]
(b)	[ ]	**Equivalency Method:** ____________ *(e.g., daily, weekly, etc.)*. See Section 1.32(A)(2).	[ ]	**OR**	[ ]	[ ]	[ ]
(c)	[ ]	**Elapsed Time Method.** See Section 1.32(A)(3).	[ ]	**OR**	[ ]	[ ]	[ ]
(d)	[ ]	**Actual (hourly) and Equivalency (salaried).** Actual Method for hourly paid Employees and Equivalency Method: ____________ *(e.g., daily, weekly, etc.)* for Employees for whom records of actual Hours of Service are not maintained or available, such as salaried Employees.	[ ]	**OR**	[ ]	[ ]	[ ]

(e) [ ] **Describe method:** ______________________________

[*Note: Under Election 12(e), the Employer may describe Hours of Service from the elections available under Elections 12(a) through (d), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes, Actual Method applies to office workers and Equivalency Method applies to truck drivers).*]

13. ELECTIVE SERVICE CREDITING **(1.59(C))**. The Plan must credit Related Employer Service under Section 1.24(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.59(B). If the Plan is a Multiple Employer Plan, the Plan also must credit Service as provided in Section 12.08. The Plan also elects under Section 1.59(C) to credit as Service the following Predecessor Employer service *(select one of (a) or (b))*:

(a) [ ] **Not applicable.** No elective Predecessor Employer Service crediting applies (skip to Election 14).

(b) [X] **Applies.** The Plan credits the specified service with the following designated Predecessor Employers as Service for the Employer for the purposes indicated *(select one or more of (1) and (2))*:

[*Note: Any elective Service crediting under this Election 13 must be nondiscriminatory.*]

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Non-Standardized Defined Contribution (PPD)

(1) [ ] **All purposes.** Credit as Service for all purposes, service with Predecessor Employer(s): ____________________________ *(insert as many names as needed).*

(2) [X] **Designated purposes.** Credit as Service, service with the following Predecessor Employer(s) for the designated purpose(s): *(select one or more of (a) through (d); select purposes as applicable.)*

		(1) Eligibility	(2) Vesting	(3) Contribution Allocation
a.	Employer: United Savings & Loan Bank	[X]	[X]	[ ]
b.	Employer: Metropolitan Federal Savings	[X]	[X]	[ ]
c.	Employer: First Mutual Savings Bank	[X]	[X]	[ ]
d.	Employer: First Federal Bank	[X]	[X]	[ ]
e.	Employer: Western National Bank	[X]	[X]	[ ]
e.	Employer: Charter Bank	[X]	[X]	[ ]
e.	Employer: Horizon Bank	[X]	[X]	[ ]
f.	Employer: South Valley Bank and Trust	[X]	[X]	[ ]
g.	Employer: Bank of America, NA	[X]	[X]	[ ]
h.	Any entity the Employer acquires whether by asset or stock purchase, but only with respect to individuals who are employees of the acquired entity at the time of the acquisition	[ ]	[ ]	[ ]

Time period. Subject to any exceptions noted under Election 13(f), the Plan credits as Service under Elections 13(b)(1) or (2) *(select one or more of (c), (d), or (e))*:

(c) [ ] **All.** All service, regardless of when rendered.

(d) [ ] **Service after.** All service, which is or was rendered after: ____________________ *(specify date).*

(e) [ ] **Service before.** All service, which is or was rendered before: ____________________ *(specify date).*

Describe elective Predecessor Employer Service crediting *(leave blank if not applicable)*

(f) [X] **Describe:** All service which was rendered before the acquisition date of the Related Employer

[*Note: Under Election 13(f), the Employer may describe service crediting from the elections available under Elections 13(b) through (e), or a combination thereof as to a Participant group and/or Contribution Type (e.g., For all purposes credit all service with X, but credit service with Y only on/after 1/1/18 OR Credit all service for all purposes with entities the Employer acquires after 12/31/17 OR Service crediting for X Company applies only for purposes of Nonelective Contributions and not for Matching Contributions).*]

ARTICLE II
ELIGIBILITY REQUIREMENTS

14. ELIGIBILITY **(2.01)**. To become a Participant in the Plan, an Eligible Employee must satisfy *(select one of (a), (b), or (c))*:

[*Note for 401(k) Plans: If the Employer under a safe harbor plan elects "early" eligibility for Elective Deferrals (e.g., less than one Year of Service and age 21), but does not elect early eligibility for any Safe Harbor Contributions, also see Election 30(m).*]

[*Note: No eligibility conditions apply to Prevailing Wage Contributions. See Section 2.01(D).*]

(a) [ ] **No conditions.** No eligibility conditions as to all Contribution Types. Entry is on the Employment Commencement Date (if that date is also an Entry Date), or if later, upon the next following Plan Entry Date *(skip to Election 16).*

(b) [ ] **Eligibility - same for all Contribution Types.** To become a Participant in the Plan as to all Contribution Types, an Eligible Employee must satisfy the following eligibility conditions *(select one or more of (e) through (k)). Choose column (1) for each option elected at (e) through (j).*:

(c) [X] **Eligibility - different conditions apply.** To become a Participant in the Plan for the designated Contribution Types, an Eligible Employee must satisfy the following eligibility conditions (either as to all Contribution Types or as to the designated Contribution Type) *(select one or more of (d) through (k); select Contribution Type as applicable) (may only be selected with 401(k) Plans)*:

[*Note for 401(k) plans: For this Election 14, unless described otherwise in Election 14(k), or the context otherwise requires, Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions*

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Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 10 (except Safe Harbor Matching Contributions, Operational Matches, and Operational QMACs) and Nonelective includes all Nonelective Contributions (except Safe Harbor Nonelective Contributions and Operational QNECs). The Plan Administrator may apply Plan provisions relating to months based on a 30-day month or adopt similar reasonable conventions. Section 2.02(E)(3). Thus, the Plan may apply a 3-month service requirement as a 90-day requirement. Safe Harbor includes Safe Harbor Nonelective and Safe Harbor Matching Contributions. If the Employer elects more than one Year of Service as to Additional Matching, the Plan will not satisfy the ACP test safe harbor. See Section 3.05(F)(3).]

Non-Standardized Defined Contribution (PPD)

Eligibility Conditions	**(1) All Contributions**		**(2) Elective Deferrals**	**(3) Matching**	**(4) Nonelective**	**(5) Safe Harbor**
(d) [ ] **None.** Entry on the Employment Commencement Date (if that date is also an Entry Date) or if later, upon the next following Plan Entry Date.	**N/A** (See Election 14(a))		[ ]	[ ]	[ ]	[ ]
(e) [ ] **Age** _____ *(not to exceed age 21 except as provided in Section 2.02(G).)*	[ ]	**OR**	[ ]	[ ]	[ ]	[ ]
(f) **[X]** **One Year of Service.** See Election 16(a).	[ ]	**OR**	[ ]	[ ]	**[X]**	**[X]**
(g) [ ] **Two Years of Service** (without an intervening Break in Service). 100% vesting is required. [*Note for 401(k) Plans: Two Years of Service does not apply to Elective Deferrals, Safe Harbor Contributions or SIMPLE Contributions.*]	**N/A**		**N/A**	[ ]	[ ]	**N/A**
(h) **[X]** _1_ **month(s)** *(not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions (401(k) Plans)and not exceeding 24 months for other contributions)*. If more than 12 months, 100% vesting is required. Service need not be continuous (no minimum Hours of Service required, and is mere passage of time). [*Note: While satisfying a months of service condition without an Hours of Service requirement involves the mere passage of time, the Plan need not apply the Elapsed Time Method in Election 12(c) above, and still may elect the Actual Method in 12(a) above.*]	[ ]	**OR**	**[X]**	[ ]	[ ]	[ ]
(i) [ ] _____ **month(s) with at least** _____ **Hours of Service in each month** *(not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions (401(k) Plans) and not exceeding 24 months for other contributions).* If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service each month during the specified monthly time period, the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement as defined in Election 16. The months during which the Employee completes the specified Hours of Service *(select one of (1) or (2))*:	[ ]	**OR**	[ ]	[ ]	[ ]	[ ]

(1) [ ] **Consecutive.** Must be consecutive.

(2) [ ] **Not consecutive.** Need not be consecutive.

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Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 12 (j) [ ] Hours of Service within the [ ] OR [ ] [ ] [ ] [ ] time period following the Employee's Employment Commencement Date (not exceeding 12 months for Elective Deferrals, Safe Harbor Contributions and SIMPLE Contributions (401(k) Plans) and not exceeding 24 months for other contributions). If more than 12 months, 100% vesting is required. If the Employee does not complete the designated Hours of Service during the specified time period (if any), the Employee is subject to the one Year of Service (or two Years of Service if elect more than 12 months) requirement as defined in Election 16. [Note: The Employer may leave the time period option blank in Election 14(j) if the Employer wishes to impose an Hour of Service requirement without specifying a time period within which an Employee must complete the required Hours of Service.] (k) [ ] Describe eligibility conditions: [Note: The Employer may use Election 14(k) to describe different eligibility conditions as to different Contribution Types or Employee groups (e.g., As to all Contribution Types, no eligibility requirements for Division A Employees and one Year of Service as to Division B Employees). The Employer also may elect different ages for different Contribution Types and/or to specify different months or Hours of Service requirements under Elections 14(h), (i), or (j) as to different Contribution Types. Any election must satisfy Code §410(a).] 15. SPECIAL ELIGIBILITY EFFECTIVE DATE (DUAL ELIGIBILITY) (2.01(E)). The eligibility conditions of Election 14 and the entry date provisions of Election 17 apply to all Employees unless otherwise elected below (choose one or more of (a) or (b) if applicable): [Note: Elections 15(a) or (b) may trigger a coverage failure under Code §410(b).] (a) [ ] Waiver of eligibility conditions for certain Employees. For all Contribution Types, the eligibility conditions and entry dates apply solely to an Eligible Employee employed or reemployed by the Employer after (specify date). If the Eligible Employee is an Employee on the specified date, the Employee will become a Participant on the latest of: (i) the Effective Date; (ii) the restated Effective Date; (iii) the Employee's Employment Commencement Date or Re-Employment Commencement Date; or (iv) the date the Employee attains age (not exceeding age 21). [Note: If the Employer does not wish to impose an age condition under clause (iv) as part of the requirements for the eligibility conditions waiver, leave the age blank.] (b) [ ] Describe special eligibility Effective Date(s): [Note: Under Election 15(b), the Employer may describe special eligibility Effective Dates as to a Participant group and/or Contribution Type (e.g., Eligibility conditions apply only as to Nonelective Contributions and solely as to the Eligible Employees of Division B who were hired or reemployed by the Employer after January 1, 2020).] 16. YEAR OF SERVICE - ELIGIBILITY (2.02(A)). (Choose (a), (b), and (c) if applicable.): [Note: If the Employer under Election 14 elects a one or two Year(s) of Service condition (including any requirement which defaults to such conditions under Elections 14(i), (j), and (k)) or elects to apply a Year of Service for eligibility under any other Adoption Agreement election, the Employer should complete this Election 16. The Employer should not complete Election 16 if it elects the Elapsed Time Method for eligibility.] (a) [ ] Year of Service. An Employee must complete 1000 Hour(s) of Service during the relevant Eligibility Computation Period to receive credit for one Year of Service under Article II. [Note: The number may not exceed 1,000. If left blank, the requirement is 1,000 Hours of Service.] (b) [X] Subsequent Eligibility Computation Periods. Unless otherwise elected below, after the Initial Eligibility Computation Period described in Section 2.02(C)(2), the Plan measures Subsequent Eligibility Computation Periods as the Plan Year beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date (choose one of (1) or (2) if applicable): (1) [ ] Anniversary Year. The Anniversary Year, beginning with the Employee's second Anniversary Year. (2) [ ] Split. The Plan Year as to: (describe Contribution Type(s)) and the Anniversary Year as described in Election 16(b)(1) as to: (describe Contribution Type(s)). [Note: To maximize delayed entry under a two Years of Service condition for Nonelective Contributions or Matching Contributions, the Employer should elect to remain on the Anniversary Year for such contributions.]

Non-Standardized Defined Contribution (PPD)

(c) [ ] **Describe:** ______________________________
(e.g., Anniversary Year as to Division A and Plan Year as to Division B.)

17. ENTRY DATE **(2.02(D))**. Entry Date means the Effective Date and:

[*Note: Entry as to Prevailing Wage Contributions is on the Employment Commencement Date. See Section 2.02(D)(3).*]

(a) **[..]** **Entry Date - same for all Contribution Types** *(select one of (c) through (i))*:

(b) **[X]** **Entry Date - different entry dates apply** *(select one or more of (c) through (i); select Contribution Type as applicable) (may only be selected with 401(k) Plans)*:

[*Note for 401(k) plans: For this Election 17, unless described otherwise in Election 17(i), Elective Deferrals includes Pre-Tax Deferrals, Roth Elective Deferrals and Employee Contributions, Matching includes all Matching Contributions except (Operational Matches and Operational QMACs) and Nonelective includes all Nonelective Contributions (except Operational QNECs).*]

			(1) Elective Deferrals	(2) Matching	(3) Nonelective
(c)	[ ]	**Semi-annual.** The first day of the first month and of the seventh month of the Plan Year.	[ ]	[ ]	[ ]
(d)	[ ]	**First day of Plan Year.**	[ ]	[ ]	[ ]
(e)	[X]	**First day of each Plan Year quarter.**	[ ]	[X]	[X]
(f)	[X]	**The first day of each month.**	[X]	[ ]	[ ]
(g)	[ ]	**Immediate.** Upon Employment Commencement Date or if later, upon satisfaction of eligibility conditions.	[ ]	[ ]	[ ]
(h)	[ ]	**First day of each payroll period.**	[ ]	[ ]	[ ]

(i) [ ] **Describe Entry Date(s):** ______________________________

[*Note: Under Election 17(i), the Employer may describe Entry Dates from the elections available under Elections 17(c) through (h), or a combination thereof as to a Participant group and/or Contribution Type or may elect additional Entry Dates (e.g., immediate as to Division A Employees and semi-annual as to Division B Employees OR The earlier of the Plan's semi-annual Entry Dates or the entry dates under the Employer's medical plan).*]

18. PROSPECTIVE/RETROACTIVE ENTRY DATE **(2.02(D))**. An Employee after satisfying the eligibility conditions in Election 14 will become a Participant (unless an Excluded Employee under Election 8) on the Entry Date (if employed on that date) *(select one or more from (a) through (f)): [Choose Contribution Type as applicable.]*

[*Note: Unless otherwise excluded under Election 8, an Employee who remains employed by the Employer on the relevant date must become a Participant by the earlier of: (i) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code §410(a); or (ii) 6 months after the date the Employee completes those requirements. For this Election 18, unless described otherwise in Election 18(f), Elective Deferrals includes Pre-Tax Deferrals, Roth Deferrals and Employee Contributions, Matching includes all Matching Contributions (except Operational Matches and Operational QMACs) and Nonelective includes all Nonelective Contributions and Money Purchase Pension Plan Contributions, (except Operational QNECs).*]

			(1) All Contributions		(2) Elective Deferrals	(3) Matching	(4) Nonelective
(a)	[X]	**Immediately following or coincident with** the date the Employee completes the eligibility conditions.	[X]	OR	[ ]	[ ]	[ ]
(b)	[ ]	**Immediately following** the date the Employee completes the eligibility conditions.	[ ]	OR	[ ]	[ ]	[ ]
(c)	[ ]	**Immediately preceding or coincident with** the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]
(d)	[ ]	**Immediately preceding** the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]
(e)	[ ]	**Nearest** the date the Employee completes the eligibility conditions.	N/A		N/A	[ ]	[ ]

(f) [ ] **Describe retroactive/prospective entry relative to Entry Date:** ______________________________

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Non-Standardized Defined Contribution (PPD)

[Note: Under Election 18(f), the Employer may describe the timing of entry relative to an Entry Date from the elections available under Elections 18(a) through (e), or a combination thereof as to a Participant group and/or Contribution Type (e.g., nearest as to Division A Employees and immediately following as to Division B Employees).]

19. BREAK IN SERVICE - PARTICIPATION **(2.03)**. The one year hold-out rule described in Section 2.03(C) *(select (a) or (b))*:

(a) **[X] Does not apply.**

(b) **[ ] Limited application.** Applies to the Plan, but only to a Participant who has incurred a Severance from Employment.

[Note: The Plan does not apply the rule of parity under Code §410(a)(5)(D) unless the Employer in Appendix B specifies otherwise. See Section 2.03(D).]

ARTICLE III
PLAN CONTRIBUTIONS AND FORFEITURES

20. ELECTIVE DEFERRAL LIMITATIONS; CODA **(3.02(A), (C))**. The following limitations apply to Elective Deferrals under Election 6(b), which are in addition to those limitations imposed under the basic plan document *(select (a) OR select one or more of (b) and (c))*:

(a) **[ ] None.** No additional Plan imposed limits *(skip to (d))*.

[Note: The Employer under Election 20 may not impose a lower deferral limit applicable only to Catch-Up Eligible Participants and the Employer's elections must be nondiscriminatory. The elected limits apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise. Under a safe harbor plan: (i) NHCEs must be able to defer enough to receive the maximum Safe Harbor Matching and Additional Matching Contribution under the Plan and must be permitted to defer any lesser amount; and (ii) the Employer may limit Elective Deferrals to a whole percentage of Compensation or to a whole dollar amount. See Section 1.57(C) as to administrative limitations on Elective Deferrals.]

(b) **[X] Additional Plan limit(s).** *(select one or more of (1) and (2))*:

(1) **[X] Maximum deferral amount.** A Participant's Elective Deferrals may not exceed: 90% of Compensation *(specify dollar amount and/or percentage of Compensation).*

(2) **[ ] Minimum deferral amount.** A Participant's Elective Deferrals may not be less than: ____________________ *(specify dollar amount (not greater than $10,000) and/or percentage of Compensation (not greater than 10%)). [Note: Please see 3.05(C)(2) for restrictions on minimum deferrals if the Plan is a safe harbor 401(k) plan.]*

Application of limitations. The Election 20(b)(1) and (2) limitations apply based on Elective Deferral Compensation described in Elections 9 - 11. If the Employer elects Plan Year/Participating Compensation under column (1) and in Election 10 elects Participating Compensation, in the Plan Years commencing after an Employee becomes a Participant, apply the elected minimum or maximum limitations to the Plan Year. Apply the elected limitation based on such Compensation during the designated time period and only to HCEs as elected below. *(select (3) OR select one or more of (4) and (5); under each of (3) through (5), select one of (1) or (2); choose (3) if applicable)*:

	(1) Plan Year/Participating Compensation	**(2) Payroll period**	**(3) HCEs only**
(3) [ ] **Both.** Both limits under Elections 20(b)(1) and (2).	[ ]	[ ]	[ ]
(4) [ ] **Maximum limit.** The maximum amount limit under Election 20(b)(1).	[ ]	[ ]	[ ]
(5) [ ] **Minimum limit.** The minimum amount limit under Election 20(b)(2).	[ ]	[ ]	[ ]

(c) **[ ] Describe Elective Deferral limitation(s):** ____

[Note: Under Election 20(c), the Employer may only: (i) describe limitations on Elective Deferrals from the elections available under Elections 20(a) and (b) or a combination thereof as to a Participant group (e.g., No limit applies to Division A Employees. Division B Employees may not defer in excess of 10% of Plan Year Compensation); (ii) elect a different time period to which the limitations apply; and/or (iii) apply a different limitation to Pre-Tax Deferrals and to Roth Deferrals.]

CODA Applies *(leave blank if not applicable)*

(d) **[ ]** The CODA provisions of Section 3.02(C) apply. For each Plan Year for which the Employer makes a designated CODA contribution under Section 3.02(C), a Participant may elect to receive directly in cash not more than the following portion (or, if less, the Elective Deferral Limit (see 4.10(A)(1)) of his/her proportionate share of that CODA contribution *(select one of (1) or (2))*:

(1) **[ ]** All or any portion.

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Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 15 (2) [ ] % 21. AUTOMATIC DEFERRAL (ACA/EACA/QACA) (3.02(B)). The Automatic Deferral provisions of Section 3.02(B) (select one of (a) or (b); also see Election 22 regarding Automatic Escalation of Salary Reduction Agreements): (a) [ ] Do not apply. The Plan is not an ACA, EACA, or QACA (skip to Election 22). (b) [X] Apply. The Automatic Deferral Effective Date is the effective date of automatic deferrals or, as appropriate, any subsequent amendment thereto. Type of Automatic Deferral Arrangement. The Plan is an (select one of (1), (2), or (3)): (1) [X] ACA. The Plan is an Automatic Contribution Arrangement (ACA) under Section 3.02(B)(1). (2) [ ] EACA. The Plan is an Eligible Automatic Contribution Arrangement (EACA) under Section 3.02(B)(2). (3) [ ] EACA/QACA. The Plan is a combination EACA and Qualified Automatic Contribution Arrangement (QACA) under Sections 3.02(B)(3) and 3.05(J). [Note: If the Employer chooses Election 21(b)(3), the Employer also must choose election 6(e) and complete Election 30 as to the Safe Harbor Contributions under the QACA.] Participants affected. The Automatic Deferral applies to (select one of (c) or (d). Choose (e) if applicable.): (c) [ ] All Participants. All Participants, regardless of any prior Salary Reduction Agreement, unless and until they make a Contrary Election after the Automatic Deferral Effective Date. (d) [X] The following Participants (select one of (1) through (5)): (1) [ ] Election of at least Automatic Deferral Percentage. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is at least equal to the Automatic Deferral Percentage. (2) [ ] No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date regardless of the Elective Deferral amount under the Agreement. (3) [ ] Election of 0% or No existing Salary Reduction Agreement. All Participants, except those who have in effect a Salary Reduction Agreement on the Automatic Deferral Effective Date provided that the Elective Deferral amount under the Agreement is greater than 0%. (4) [ ] New Participants (not applicable to QACA). Each Employee whose Entry Date is on or following the Automatic Deferral Effective Date or the following date: Other effective date. (optional; specify a date other than the Automatic Deferral Effective Date) a. [ ] (5) [X] New hires (not applicable to QACA). Each Employee whose Employment Commencement Date (or Reemployment Commencement Date) is on or following the Automatic Deferral Effective Date or the following date: Other effective date. (optional; specify a date other than the Automatic Deferral Effective Date) a. [X] January 1, 2007 (new Employees); February 1, 2019 (Rehires) (e) [ ] Describe affected Participants (not applicable to QACA): [Note: The Employer in Election 21(e) may further describe affected Participants, e.g., non-Collective Bargaining Employees OR Division A Employees. However, all Employees eligible to defer must be Covered Employees to apply the 6-month correction period without excise tax under Code §4979.] Automatic Deferral Percentage/Scheduled increases. (select one of (f), (g), or (h)): (f) [X] Fixed percentage. The Employer, as to each Participant affected, will withhold as the Automatic Deferral Percentage, 1% from the Participant's Compensation each payroll period unless the Participant makes a Contrary Election. [Note: In order to satisfy the QACA requirements, enter an amount between 6% and 10% if no scheduled increase.] (g) [ ] QACA statutory increasing schedule. The Automatic Deferral Percentage will be the minimum QACA Automatic Deferral Percentage under Section 3.02(B)(3)(b): (h) [ ] Other increasing schedule. The Automatic Deferral Percentage will be: Plan Year of application to a Participant Automatic Deferral Percentage % % %

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 16% % [Note: The Automatic Deferral Percentage must satisfy the uniformity requirements of Section 3.02(B)(2)(b) if the Plan is a EACA or a QACA. The phrase “Plan Year of application to a Participant” refers to the number of Plan Years Automatic Deferrals have been withheld for the Participant, such that Plan Year 1 is the first Plan Year Automatic Deferrals are withheld for a Participant and Plan Year 2 is the following Plan Year.] Scheduled increases to Fixed percentage. The Automatic Deferral Percentage elected in 21(f) will or will not increase in Plan Years following the Plan Year containing the Automatic Deferral Effective Date (or, if later, the Plan Year or partial Plan Year in which the Automatic Deferral first applies to a Participant) as follows: (select one of (i), (j), or (k); skip if 21(f) not elected) (i) [ ] No scheduled increase. The Automatic Deferral Percentage applies in all Plan Years. (j) [X] Automatic increase. The Automatic Deferral Percentage will increase by 1% per year up to a maximum of 6% of Compensation. (k) [ ] Describe increase: [Note: To satisfy the QACA requirements, the Automatic Deferral Percentage must be: (i) a fixed percentage which is at least 6% and not more than 10% of Compensation; (ii) an increasing Automatic Deferral Percentage in accordance with the schedule under Election 21(g); or (iii) an alternative schedule which must require, for each Plan Year, an Automatic Deferral Percentage that is at least equal to the Automatic Deferral Percentage under the schedule in Election 21(g) and which does not exceed 10%. See Section 3.02(B)(3).] EACA permissible withdrawal. The permissible withdrawal provisions of Section 3.02(B)(2)(d) (select one of (l), (m) or (n); skip if not an EACA or an EACA/QACA): (l) [ ] Do not apply. (m) [ ] 90 day withdrawal. Apply within 90 days of the first Automatic Deferral. (n) [ ] 30-90 day withdrawal. Apply, within days of the first Automatic Deferral (may not be less than 30 nor more than 90 days). Contrary Election/Covered Employee. Any Participant who makes a Contrary Election (select one of (o) or (p); leave blank if an ACA or a QACA not subject to the ACP test.): (o) [ ] Covered Employee. Is a Covered Employee and continues to be covered by the EACA provisions. [Note: Under this Election, the Participant's Contrary Election will remain in effect, but the Participant must receive the EACA annual notice.] (p) [ ] Not a Covered Employee. Is not a Covered Employee and will not continue to be covered by the EACA provisions. [Note: Under this Election, the Participant no longer must receive the EACA annual notice, but the Plan cannot use the six-month period for relief from the excise tax of Code §4979(f)(1).] Change Date. The Elective Deferrals under Election 21(g), (h), (j), or (k) will increase on the following day each Plan Year (select one of (q) through (t); skip if 21(g), (h), (j), or (k) not elected): (q) [X] First day of the Plan Year. (r) [ ] Anniversary of a Participant's Entry Date. (s) [ ] Anniversary of a Participant's Employment or Reemployment Commencement Date. (t) [ ] Other: (must be a specified or definitely determinable date that occurs at least annually) Optional Provisions: (choose one or more of (u) and (v) if applicable.) (u) [X] First Year of Increase. The automatic increase under Election 21(j) or (k) will apply to a Participant beginning with the first Change Date after the Participant first has automatic deferrals withheld, unless otherwise elected below (select one of (1) or (2)): (1) [ ] Second Change Date. The increase will apply as of the second Change Date thereafter. (2) [X] At least 6 months after. The increase will apply as of the first Change Date thereafter which is at least 6 months (or 180 days) after the Participant first has automatic deferrals withheld. (v) [ ] Describe Automatic Deferral: [Note: Under Election 21(v), the Employer may only describe Automatic Deferral provisions from the elections available under Election 21 and/or a combination thereof as to a Participant group (e.g., Automatic Deferrals do not apply to Division A Employees. All Division B Employee/Participants are subject to an Automatic Deferral Amount equal to 3% of Compensation effective as of January 1, 2020). The Automatic Deferral Percentage must satisfy the uniformity requirements of Section 3.02(B)(2)(b) if the Plan is a EACA or a QACA.]

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 17 22. AUTOMATIC ESCALATION (3.02(G)). The Automatic Escalation provisions of Section 3.02(G) (select one of (a) or (b); see Election 21 regarding Automatic Deferrals. Automatic Escalation applies to Participants who have a Salary Reduction Agreement in effect.): (a) [ ] Do not apply. (skip to Election 23) (b) [ ] Apply. If Automatic Escalation applies to a Participant, this constitutes a provision that the Participant's affirmative election will expire annually, as described in the paragraph below. Under a 401(k) plan, the plan may provide that an affirmative election expires annually. If a participant fails to complete a new affirmative election subsequent to their prior election expiring, the participant becomes subject to the default deferral percentage as outlined in this Election 22 and in Section 3.02(G). Each year, the participant can always complete a new affirmative election and designate a new deferral percentage. Participants affected. The Automatic Escalation applies to (select one of (c), (d), or (e)): (c) [ ] All Deferring Participants. All Participants who have a Salary Reduction Agreement in effect to defer at least % of Compensation. (d) [ ] New Deferral Elections. All Participants who file a Salary Reduction Agreement after the effective date of this Election, or, as appropriate, any amendment thereto, to defer at least % of Compensation. (e) [X] Describe affected Participants: Any Participant who has made or is making an affirmative election may elect to add an automatic escalation in accordance with this Election 22. [Note: The Employer in Election 22(e) may further describe affected Participants, e.g., non-Collective Bargaining Employees OR Division A Employees. The group of Participants must be definitely determinable and nondiscriminatory under Code §401(a)(4) and Code §401(k)(3).] Automatic Increases. (Select one of (f) or (g)) (f) [X] Automatic increase. The Participant’s Elective Deferrals will increase by 1% per year up to a maximum of 6 % of Compensation unless the Participant has filed a Contrary Election after the effective date of this Election or, as appropriate, any amendment thereto. (g) [ ] Describe increase: [Note: The Employer in Election 22(g) may define different increases for different groups of Participants or may otherwise limit Automatic Escalation. Any such provisions must be definitely determinable and nondiscriminatory under Code §401(a)(4).] Change Date. The Elective Deferrals will increase on the following day each Plan Year (Select one of (h) through (k)): (h) [X] First day of the Plan Year. (i) [ ] Anniversary of a Participant’s Entry Date. (j) [ ] Anniversary of a Participant’s Employment or Reemployment Commencement Date. (k) [ ] Other: (must be a specified or definitely determinable date that occurs annually) First Year of Increase. The automatic escalation provision will apply to a participant beginning with the first Change Date after the Participant files a Salary Reduction Agreement (or, if sooner, the effective date of this Election, or, as appropriate, any amendment thereto), unless otherwise elected below: (Choose one of (l) or (m) if applicable) (l) [ ] Second Change Date. The escalation provision will apply as of the second Change Date thereafter. (m) [X] At least 6 months after. The escalation provision will apply as of the first Change Date thereafter which is at least 6 months (or 180 days) after the date deferrals begin under the Participant’s affirmative election. 23. CATCH-UP DEFERRALS (3.02(D)). The Plan permits Catch-Up Deferrals unless the Employer elects otherwise below. (choose (a) if applicable) (a) [ ] Not Permitted. May not make Catch-Up Deferrals to the Plan. 24. MATCHING CONTRIBUTIONS (EXCLUDING SAFE HARBOR MATCH AND ADDITIONAL MATCH UNDER SECTION 3.05) (3.03(A)). The Employer Matching Contributions under Election 6(c) are subject to the following additional elections regarding type (discretionary/fixed), rate/amount, limitations and time period (collectively, such elections are "the matching formula") and the allocation of Matching Contributions is subject to Section 3.06 except as otherwise provided (select one or more of (a) through (f); then, for the elected match in (b) through (e), complete (1); choose one or more of (2) and (3) if applicable): [Note: If the Employer wishes to make any Matching Contributions that satisfy the ADP or ACP safe harbor, the Employer should make these Elections under Election 30, and not under this Election 24.] (1) (2) (3)

Non-Standardized Defined Contribution (PPD)

	Matching Rate/Amt [$/% of Elective Deferrals]	Limit on Deferrals Matched [$/% of Compensation]	Limit on Match Amount [$/% of Compensation]
(a) [ ] **Discretionary** – see Section 1.35(B) (*The Employer may, but is not required to complete (a)(1)-(3). See the "Note" following Election 24(f)*)	________	________	________

The Discretionary Matching Contribution under this Election 24(a) is a Flexible Discretionary Match unless the Employer elects to use a Rigid Discretionary Match. *(Choose a. if applicable.)*. A Flexible Discretionary Match will be subject to the Instructions and Notice requirement of Section 3.03(A)(2)(c), reproduced below.

a. [ ] **Rigid Discretionary Match.** The Discretionary Matching Contribution is a Rigid Discretionary Match. A Rigid Discretionary Match is not subject to the Instructions and Notice requirement of Section 3.03(A)(2)(c).

Section 3.03(A)(2)(c) provides: **Instructions and Notice.** For any Plan Year beginning after the Plan Year the Employer signs its Adoption Agreement, if the Employer makes a Flexible Discretionary Match to the Plan, the Employer must provide the Plan Administrator (or Trustee, if applicable), written instructions describing (1) how the Flexible Discretionary Match Formula will be allocated to Participants (e.g., a uniform percentage of Elective Deferrals or a flat dollar amount), (2) the computation period(s) to which the Flexible Discretionary Match Formula applies, and (3) if applicable, a description of each business location or business classification subject to separate Flexible Discretionary Match Formulas. Such instructions must be provided no later than the date on which the Flexible Discretionary Match is made to the Plan. A summary of these instructions must be communicated to Participants who receive an allocation of the Flexible Discretionary Match no later than 60 days following the date on which the last Flexible Discretionary Match is made to the Plan for the Plan Year.

(b) [ ] **Fixed** – uniform rate/amount		________	________	________
(c) [ ] **Fixed** – tiered	**Elective Deferral %**	**Matching Rate**	________	________
(e.g., up to 3)	______	______%		
(e.g., more than 3 up to 5)	______	______%		
	______	______%		
	______	______%		
(d) [ ] **Fixed** – Years of Service	**Years of Service**	**Matching Rate**	________	________
(e.g., up to 2)	______	______%		
(e.g., more than 2 up to 5)	______	______%		

"Years of Service" under this Election 24(d) means *(select one of a. or b)*:

a. [ ] **Eligibility.** Years of Service for eligibility in Election 16.

b. [ ] **Vesting.** Years of Service for vesting in Elections 42 and 43.

(e) [ ] **Fixed** – multiple formulas	Formula 1:	________	________	________
	Formula 2:	________	________	________
	Formula 3:	________	________	________

(f) [ ] **Describe:** ____

(The Employer may only describe the matching formula from the elections available in this Election 24, and/or a combination thereof, as to a Participant group (e.g., Fixed Match of 50% of elective deferrals of deferrals up to 6% of annual compensation applies to Collective Bargaining Employees; Discretionary Match allocated each payroll period applies to all other Participants). The Group Allocation Limitations of Section 3.14 apply to allocations under this Election 24(f). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.

[*Note: See Section 1.35(A) as to Fixed Matching Contributions. A Participant's Elective Deferral percentage is equal to the Participant's Elective Deferrals divided by his/her Compensation. The matching rate/amount is the specified rate/amount of match for the corresponding Elective Deferral amount/percentage. Any Matching Contributions apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise in Election 24(g). Matching Contributions for nondiscrimination testing purposes are subject to the targeting limitations. See Section 4.10(D). The Employer under Election 24(a) in its discretion may determine the amount of a Discretionary Matching Contribution and the matching contribution formula. Alternatively, the Employer in Election 24(a) may specify elements of the Discretionary Matching Contribution formula.*]

Computation period, true-up. Any Matching Contribution other than a Flexible Discretionary Match will be allocated on the period described below: (*Select one of (g) through (l). Skip if the only Matching Contribution is a Flexible Discretionary Match.*)

(g) [ ] Each payroll period

(h) [ ] Each month

© 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers
C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx
18

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 19 (i) [ ] Each Plan Year quarter (j) [ ] Each payroll unit (e.g., hour) (k) [ ] Other (specify): ___________________________ [The time period described must be definitely determinable under Treas. Reg. §1.401-1(b). This line may be used to apply different options to different matching contributions (e.g., Discretionary matching contributions will be allocated on a Plan Year period while fixed matching contributions will be allocated on each payroll period)] (l) [ ] Each Plan Year Related and Participating Employers (choose (m) if applicable) (m) [X] If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Matching Contributions to the Plan, the following apply: Matching formula. The matching formula for the Participating Employer(s) (select one of (1) or (2)): (1) [X] All the same. Is (are) the same as for the Signatory Employer under this Election 24. (2) [ ] At least one different. Is (are) as follows: . Allocation sharing. The Matching Contributions will be allocated to all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Matching Contributions for the Plan Year unless otherwise elected below or specified in a participation agreement. (choose (3) if applicable): (3) [ ] Employer by Employer. The Plan Administrator will allocate the Matching Contributions made by the Signatory Employer and by any Participating Employer only to the Participants directly employed by the contributing Employer. [Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 24(m) unless there are Related Employers which are also Participating Employers. See Section 1.24(D).] 25. QMAC (PLAN-DESIGNATED) (3.03(C)(1)). The following provisions apply regarding Plan-Designated QMACs (select one of (a) or (b)): (a) [X] Not applicable. There are no Plan-Designated QMACs. (b) [ ] Applies. There are Plan-Designated QMACs to which the following provisions apply: Matching Contributions affected. The following Matching Contributions (as allocated to the designated allocation group under Election 25(b)(2)) are Plan-Designated QMACs (select one of (1) or (2)): (1) [ ] All. All Matching Contributions. (2) [ ] Designated. Only the following Matching Contributions under Election 24: . Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QMAC (select one of (3) or (4)): (3) [ ] NHCEs only. Only to NHCEs who make Elective Deferrals subject to the Plan-Designated QMAC. (4) [ ] All Participants. To all Participants who make Elective Deferrals subject to the Plan-Designated QMAC. The Plan Administrator will allocate all other Matching Contributions as Regular Matching Contributions under Section 3.03(B), except as provided in Sections 3.03(C)(2) or 3.05. [Note: See Section 4.10(D) as to targeting limitations applicable to QMAC nondiscrimination testing. Regardless of its selections under this Election 25, the Employer may elect for any Plan Year where the Plan is using Current Year Testing to make Operational QMACs which the Plan Administrator will allocate only to NHCEs for purposes of correction of an ADP or ACP test failure.] 26. MATCHING CATCH-UP DEFERRALS (3.03(D)). If a Participant makes a Catch-Up Deferral, the Employer (select one of (a) or (b); skip if Election 23(a) is selected): (a) [ ] Match. Will apply to the Catch-Up Deferral (select one of (1) or (2)): (1) [ ] All. All Matching Contributions. (2) [ ] Designated. The following Matching Contributions in Election 24: . (b) [ ] No Match. Will not match any Catch-Up Deferrals. [Note: Election 26 does not apply to a safe harbor 401(k) plan unless the Employer will apply the ACP test. See Elections 37(b)(2). In this case, Election 26 applies only to Additional Matching, if any. A safe harbor 401(k) Plan will apply the Basic Match, QACA Basic Match or Enhanced Match to Catch-Up Deferrals. If the Employer elects to apply the ACP test safe harbor under Election 37(b)(1), Election 26 does not apply and the Plan also will apply any Additional Match to Catch-Up Deferrals.]

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 20 27. NONELECTIVE CONTRIBUTIONS (TYPE/AMOUNT) INCLUDING PREVAILING WAGE CONTRIBUTIONS AND MONEY PURCHASE PENSION PLAN CONTRIBUTIONS (3.04(A)). The Employer Nonelective Contributions under Election 6(d) are subject to the following additional elections as to type and amount (select one or more of (a) through (d); choose (e) if applicable): (a) [X] Discretionary. An amount the Employer in its sole discretion may determine. [Note: This election is not available if this Plan is a Money Purchase Pension Plan.] (b) [ ] Fixed. (Choose one or more of (1) through (3) as applicable.): (1) [ ] Uniform %. % of each Participant's Compensation, per (e.g., Plan Year, month). (2) [ ] Fixed dollar amount. $ , per (e.g., Plan Year, month, HOS, per Participant per month). (3) [ ] Describe: (The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.) [Note: The Employer under Election 27(b)(3) may specify any Fixed Nonelective Contribution formula not described under Elections 27(b)(1) or (2) (e.g., For each Plan Year, 2% of net profits exceeding $50,000, or The cash value of unused paid time off, as described in Section 3.04(A)(2)(a) and the Employer's Paid Time Off Plan) and/or the Employer may describe different Fixed Nonelective Contributions as applicable to different Participant groups (e.g., A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division A Participants and a Fixed Nonelective Contribution equal to $500 per Participant each Plan Year applies to Division B Participants).] (c) [ ] Prevailing Wage Contribution. The Prevailing Wage Contribution amount(s) specified for the Plan Year or other applicable period in the Employer's Prevailing Wage Contract(s). The Employer will make a Prevailing Wage Contribution only to Participants covered by the Contract and only as to Compensation paid under the Contract. The Employer must specify the Prevailing Wage Contribution by attaching an appendix to the Adoption Agreement that indicates the contribution rate(s) applicable to the prevailing wage employment/job classification(s). If the Participant accrues an allocation of Employer Contributions (including forfeitures) under the Plan or any other Employer plan in addition to the Prevailing Wage Contribution, the Plan Administrator will (select one of (1) or (2)): (1) [ ] No offset. Not reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution. (2) [ ] Offset. Reduce the Participant's Employer Contribution allocation by the amount of the Prevailing Wage Contribution. (d) [ ] Describe: (The formula described must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.) [Note: Under Election 27(d), the Employer may describe the amount and type of Nonelective Contributions from the elections available under Election 27 and/or a combination thereof as to a Participant group (e.g., A Discretionary Nonelective Contribution applies to Division A Employees. A Fixed Nonelective Contribution equal to 5% of Plan Year Compensation applies to Division B Employees).] Related and Participating Employers (choose (e) if applicable) (e) [X] If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the contribution formula(s) (select one of (1) or (2)): (1) [X] All the same. Is (are) the same as for the Signatory Employer under this Election 27. (2) [ ] At least one different. Is (are) as follows: . [Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 27(e) unless there are Related Employers which are also Participating Employers. See Section 1.24(D). The Employer electing 27(e) also must complete Election 28(h) as to the allocation methods which apply to the Participating Employers.] 28. NONELECTIVE AND MONEY PURCHASE PENSION PLAN CONTRIBUTION ALLOCATION (3.04(B)). The Plan Administrator, subject to Section 3.06, will allocate to each Participant any Nonelective Contribution (excluding QNECs, but including Prevailing Wage Contributions and Money Purchase Plan Contributions) under the following contribution allocation formula (select one or more of (a) through (g)): (a) [X] Uniform allocation. (select one of (1) or (2)) (1) [X] Percentage. As a uniform percentage of Participant Compensation (Pro rata). (2) [ ] Dollar amount. As a uniform dollar amount, without regard to Compensation. (b) [ ] Permitted disparity. In accordance with the permitted disparity allocation provisions of Section 3.04(B)(2), under which the following permitted disparity formula and definition of "Excess Compensation" apply:

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 21 Formula (select one of (1), (2), or (3)): (1) [ ] Two-tiered. (2) [ ] Four-tiered. (3) [ ] Two-tiered, except that the four-tiered formula will apply in any Plan Year for which the Plan is top-heavy. Excess Compensation. For purposes of Section 3.04(B)(2), "Excess Compensation" means Compensation in excess of the integration level provided below (select one of (4) or (5)): (4) [ ] Percentage amount. % (not exceeding 100%) of the Taxable Wage Base in effect on the first day of the Plan Year, rounded to the next highest $ (not exceeding the Taxable Wage Base). (5) [ ] Dollar amount. The following amount: $ (not exceeding the Taxable Wage Base in effect on the first day of the Plan Year). (c) [ ] Incorporation of contribution formula. The Plan Administrator will allocate any Fixed Nonelective Contribution under Elections 27(b)(1) or 27(b)(2), or any Prevailing Wage Contribution under Election 27(c), in accordance with the contribution formula the Employer adopts under those Elections. (d) [ ] Classifications of Participants. [This is not a safe harbor allocation method. Do not elect 28(d) if this is a Money Purchase Pension Plan] In accordance with the classifications allocation provisions of Section 3.04(B)(3). Description of the classifications. The classifications are (select one of (1), (2), or (3)): [Note: Typically, the Employer would elect 28(d) where it intends to satisfy nondiscrimination requirements using "cross-testing" under Treas. Reg. §1.401(a)(4)-8. However, choosing this election does not necessarily require application of cross-testing and the Plan may be able to satisfy nondiscrimination as to its classification-based allocations by testing allocation rates.] (1) [ ] Each in own classification. Each Participant constitutes a separate classification. (2) [ ] NHCEs/HCEs. Nonhighly Compensated Employee/Participants and Highly Compensated Employee/Participants. (3) [ ] Describe the classifications: [Note: The Group Allocation Limitations of Section 3.14 apply to allocations and elections under this Election 28(d).] Allocation method within each classification. Allocate the Nonelective Contribution within each classification as follows (select one of (4) or (5); skip if 28(d)(1) is elected): (4) [ ] Pro rata. As a uniform percentage of Compensation of each Participant within the classification. (5) [ ] Flat dollar. The same dollar amount to each Participant within the classification. (e) [ ] Age-based. [This is not a safe harbor allocation method.] In accordance with the age-based allocation provisions of Section 3.04(B)(5). The Plan Administrator will use the Actuarial Factors based on the following assumptions: Interest rate. (Select one of (1), (2), or (3)): (1) [ ] 7.5% (2) [ ] 8.0% (3) [ ] 8.5% Mortality table. (Select one of (4) or (5)): (4) [ ] UP-1984. See Appendix C. (5) [ ] Alternative: (Specify 1983 GAM, 1983 IAM, 1971 GAM or 1971 IAM and attach applicable tables using such mortality table and the specified interest rate as replacement Appendix C.) (f) [ ] Uniform points. In accordance with the uniform points allocation provisions of Section 3.04(B)(6). Under the uniform points allocation formula, a Participant receives (select one or more of (1) and (2); choose (3) if applicable): (1) [ ] Years of Service. point(s) for each Year of Service. The maximum number of Years of Service counted for points is . "Year of Service" under this Election 28(f) means (select one of a. or b): a. [ ] Eligibility. Years of Service for eligibility in Election 16. b. [ ] Vesting. Years of Service for vesting in Elections 42 and 43. [Note: A Year of Service must satisfy Treas. Reg. §1.401(a)(4)-11(d)(3) for the uniform points allocation to qualify as a safe harbor allocation under Treas. Reg. §1.401(a)(4)-2(b)(3).] (2) [ ] Age. point(s) for each year of age attained during the Plan Year. Compensation. (choose (3) if applicable)

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 22 (3) [ ] point(s) for each $ (not to exceed $200) increment of Plan Year Compensation. (g) [ ] Describe: (The Employer may only describe the nonelective allocation formula from the elections available in this Election 28, and/or a combination thereof, as to a Participant group or contribution type(e.g., Participants in the Employer’s Chicago office will receive a uniform percentage of Participant Compensation; contributions to all other Participants will be allocated in accordance with the classifications allocation provisions of Section 3.04(B)(3)). The Group Allocation Limitations of Section 3.14 apply to allocations and elections under this Election 28(g).) Optional Provisions (choose one or more of (h) or (i) if applicable) (h) [X] Related and Participating Employers. If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Nonelective Contributions to the Plan, the Plan Administrator will allocate the Nonelective Contributions made by the Participating Employer(s) under Election 27(e): Allocation Method. (select one of (1) or (2)): (1) [X] All the same. Using the same allocation method as applies to the Signatory Employer under this Election 28. (2) [ ] At least one different. Under the following allocation method(s): . Allocation sharing. The Nonelective Contributions will be allocated to all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Nonelective Contributions for the Plan Year unless otherwise elected below or specified in a participation agreement. (choose (3) if applicable): (3) [ ] Employer by Employer. The Plan Administrator will allocate the Nonelective Contributions made by the Signatory Employer and by any Participating Employer only to the Participants directly employed by the contributing Employer. [Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 28(h) unless there are Related Employers which are also Participating Employers. See Section 1.24(D) and Election 27(e). Election 28(h)(3) does not apply to Safe Harbor Nonelective Contributions.] (i) [ ] Allocation computation period. Allocations will be computed and allocated on an annual basis unless otherwise specified below (select one of (1) through (4); selecting this option means that the plan is not a design-based safe harbor for nondiscrimination purposes): (1) [ ] Each payroll period. (2) [ ] Each month. (3) [ ] Each Plan Year quarter. (4) [ ] Describe: _______________________________________ 29. QNEC (PLAN-DESIGNATED) (3.04(C)(1)). The following provisions apply regarding Plan-Designated QNECs (select one of (a) or (b). 401(k) Plans): (a) [X] Not applicable. There are no Plan-Designated QNECs (skip to Election 30). (b) [ ] Applies. There are Plan-Designated QNECs to which the following provisions apply: Nonelective Contributions affected. The following Nonelective Contributions (as allocated to the designated allocation group under Election 29(b)(2)) are Plan-Designated QNECs (select one of (1) or (2)): (1) [ ] All. All Nonelective Contributions. (2) [ ] Designated. Only the following Nonelective Contributions under Election 27: . Allocation Group. Subject to Section 3.06, allocate the Plan-Designated QNEC (select one of (3) or (4)): (3) [ ] NHCEs only. Only to NHCEs under the method elected in Election 29(b)(5), (6), (7) or (8). (4) [ ] All Participants. To all Participants under the method elected in Election 29(b)(5), (6), (7) or (8). Allocation Method. The Plan Administrator will allocate a Plan-Designated QNEC using the following method (select one of (5) through (8)): (5) [ ] Pro rata. (6) [ ] Flat dollar. (7) [ ] Reverse. See Section 3.04(C)(3). (8) [ ] Classification allocation method. See Section 3.04(C)(6). [Note: The Group Allocation Limitations of Section 3.14 apply to allocations and elections under this Election 28(d).]

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 23 [Note: See Section 4.10(D) as to targeting limitations applicable to QNEC nondiscrimination testing.] 30. SAFE HARBOR 401(k) PLAN (SAFE HARBOR CONTRIBUTIONS/ADDITIONAL MATCHING CONTRIBUTIONS) (3.05). The Employer under Election 6(e) will (or in the case of the Safe Harbor Nonelective Contribution may) contribute the following Safe Harbor Contributions described in Section 3.05(E) and will or may contribute Additional Matching Contributions described in Section 3.05(F) (select one of (a) through (e)): (a) [ ] Safe Harbor Nonelective Contribution (including QACA). The Safe Harbor Nonelective Contribution equals % of a Participant's Compensation [Note: The amount in the blank must be at least 3%. The Safe Harbor Nonelective Contribution applies toward (offsets) most other Employer Nonelective Contributions. See Section 3.05(E)(12).] (b) [ ] Safe Harbor Nonelective Contribution (including QACA)/delayed year-by-year election (maybe and supplemental notices). In connection with the Employer's provision of the maybe notice under Section 3.05(I)(1), the Employer elects into safe harbor status by giving the supplemental notice and by making this Election 30(b) to provide for a Safe Harbor Nonelective Contribution equal to % (specify amount at least equal to 3%) of a Participant's Compensation. This Election 30(b) and safe harbor status applies for the Plan Year ending: (specify Plan Year end), which is the Plan Year to which the Employer's maybe and supplemental notices apply. [Note: An Employer distributing the maybe notice can use election 30(b) without completing the year. Doing so requires the Plan to perform Current Year Testing unless the Employer decides to elect safe harbor status. If the Employer wishes to elect safe harbor status for a single year, the Employer must amend the Plan to enter the Plan Year end above.] (c) [ ] Basic Matching Contribution. A Matching Contribution equal to 100% of each Participant's Elective Deferrals not exceeding 3% of the Participant's Compensation, plus 50% of each Participant's Elective Deferrals in excess of 3% but not in excess of 5% of the Participant's Compensation. See Sections 1.35(E) and 3.05(E)(4). (d) [ ] QACA Basic Matching Contribution. A Matching Contribution equal to 100% of a Participant's Elective Deferrals not exceeding 1% of the Participant's Compensation, plus 50% of each Participant's Elective Deferrals in excess of 1% but not in excess of 6% of the Participant's Compensation. [Note: This election is available only if the Employer has elected the QACA automatic deferrals provisions under Election 21.] (e) [X] Enhanced Matching Contribution (including QACA). See Sections 1.35(F) and 3.05(E)(6). (Select one of (1) or (2).): (1) [X] Uniform percentage. A Matching Contribution equal to 4% of each Participant's Elective Deferrals but not as to Elective Deferrals exceeding 4 % of the Participant's Compensation. (2) [ ] Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant's Elective Deferral percentage. A Participant's Elective Deferral percentage is equal to the Participant's Elective Deferrals divided by his/her Compensation. Elective Deferral Percentage Matching Rate % % % % % % [Note: The matching rate may not increase as the Elective Deferral percentage increases and the Enhanced Matching formula otherwise must satisfy the requirements of Code §§401(k)(12)(B)(ii) and (iii) (taking into account Code §401(k)(13)(D)(ii) in the case of a QACA). If the Employer elects to satisfy the ACP safe harbor under Election 38(b)(1), the Employer also must limit Elective Deferrals taken into account for the Enhanced Matching Contribution to a maximum of 6% of Plan Year Compensation.] Time period for safe harbor matching contribution. For purposes of Election 30(c), (d), or (e), "Compensation" and "Elective Deferrals" mean Compensation and Elective Deferrals determined: (select one of (f) through (j); skip if 30(a) or 30(b) elected) (f) [ ] Each payroll period (g) [ ] Each month (h) [ ] Each Plan Year quarter (i) [X] Each Plan Year (j) [ ] Other (Specify uniform, nondiscretionary time period): ____________________________________ Participants who will receive Safe Harbor Contributions. The allocation of Safe Harbor Contributions (select one of (k) or (l)): (k) [X] Applies to all Participants. Applies to all Participants except as may be limited under Election 30(m). (l) [ ] Applies to the following Participants: (select one of (1) or (2); and/or choose (3) if applicable) (1) [ ] NHCEs only. Is limited to NHCE Participants only and may be limited further under Election 30(m). No HCE will receive a Safe Harbor Contribution allocation, unless the Employer exercises its discretion under Section 3.05(E)(9)(a).

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 24 (2) [ ] NHCEs and designated HCEs. Is limited to NHCE Participants and to the following HCE Participants and may be limited further under Election 30(m): . [Note: Any HCE allocation group the Employer describes under Election 30(l)(2) must be definitely determinable. (e.g., Division "A" HCEs OR HCEs who own more than 5% of the Employer without regard to attribution rules).] (3) [ ] Applies to all Participants except Collective Bargaining Employees. Notwithstanding Elections 30(l)(1) or (2), the Safe Harbor Contributions are not allocated to Collective Bargaining (union) Employees and may be further limited under Election 30(m). Optional Provisions (choose one or more of (m) or (n) if applicable) (m) [ ] Early Elective Deferrals/delay of Safe Harbor Contribution. The Employer may elect this Election 30(m) only if the Employer in Election 14 elects eligibility requirements for Elective Deferrals of less than age 21 and/or one Year of Service but elects greater age and/or service requirements for Safe Harbor Matching or for Safe Harbor Nonelective Contributions. The Employer under this Election 30(m) applies the rules of Section 3.05(D) to limit the allocation of any Safe Harbor Contribution under Election 30 for a Plan Year to those Participants who the Plan Administrator in applying the OEE rule described in Section 4.06(C), treats as benefiting in the disaggregated plan covering the Includible Employees. (n) [ ] Another plan. The Employer will make the Safe Harbor Contribution to the following plan: . Additional Matching Contributions. See Sections 1.35(G) and 3.05(F). (select one of (o) or (p)): (o) [X] No Additional Matching Contributions. The Employer will not make any Additional Matching Contributions to its safe harbor Plan. (p) [ ] Additional Matching Contributions. The Employer will or may make the following Additional Matching Contributions to its safe harbor Plan. (select one or more of (1) through (3)): (1) [ ] Fixed Additional Matching Contribution. The following Fixed Additional Matching Contribution (select one or more of a. and b.): a. [ ] Uniform percentage. A Matching Contribution equal to % of each Participant's Elective Deferrals but not as to Elective Deferrals exceeding % of the Participant's Compensation. b. [ ] Tiered formula. A Matching Contribution equal to the specified matching rate for the corresponding level of each Participant's Elective Deferral percentage. A Participant's Elective Deferral percentage is equal to the Participant's Elective Deferrals divided by his/her Compensation. Elective Deferral Percentage Matching Rate % % % % % % Time period. For purposes of this Election 30(p)(1), "Compensation" and "Elective Deferrals" mean Compensation and Elective Deferrals determined for: (select one of c. through g.) c. [ ] Each payroll period d. [ ] Each month e. [ ] Each Plan Year quarter f. [ ] Each Plan Year g. [ ] Other (Specify uniform, nondiscretionary time period): ____________________________________ (2) [ ] Discretionary Additional Matching Contribution. The Employer may make a Discretionary Additional Matching Contribution. If the Employer makes a Discretionary Matching Contribution, the Discretionary Matching Contribution will not apply as to Elective Deferrals exceeding % of the Participant's Compensation (complete the blank if applicable or leave blank). Time period. For purposes of this Election 30(p)(2), "Compensation" and "Elective Deferrals" mean Compensation and Elective Deferrals determined for: (select one of a. through e.) a. [ ] Each payroll period b. [ ] Each month c. [ ] Each Plan Year quarter d. [ ] Each Plan Year

Non-Standardized Defined Contribution (PPD)

e. [ ] Other *(Specify uniform, nondiscretionary time period)*: ____________________

[Note: If the Employer elects to satisfy the ACP safe harbor under Election 38(b)(1) then as to any and all Matching Contributions, including Fixed Additional Matching Contributions and Discretionary Additional Matching Contributions: (i) the matching rate may not increase as the Elective Deferral percentage increases; (ii) no HCE may be entitled to a greater rate of match than any NHCE; (iii) the Employer must limit Elective Deferrals taken into account for the Additional Matching Contributions to a maximum of 6% of Plan Year Compensation; (iv) the Plan must apply all Matching Contributions to Catch-Up Deferrals; and (v) in the case of a Discretionary Additional Matching Contribution, the contribution amount may not exceed 4% of the Participant's Plan Year Compensation.]

(3) [ ] **Additional non-safe harbor match.** The Plan will not use the ACP Safe Harbor. Additional Matching Contributions will be made as follows: ____________________

[Note: The Employer in Election 30(p)(3) may specify any matching contribution formula or formulas which could be specified in Election 24 and may specify different formulas for different groups of Participants (i.e., The Employer will make a Discretionary Matching Contribution for Participants in its Chicago office, and a Fixed Matching Contribution of 33% of Elective Deferrals up to 12% of Compensation for all other Participants). If the Employer elects 30(p)(4), the Plan will not qualify for the ACP Safe Harbor and the Employer should elect, at Election 37(b)(2), the ACP testing method. The Group Allocation Limitations of Section 3.14 apply to allocations and elections under this Election 30(p)(3).]

Multiple Safe Harbor Contributions in disaggregated Plan *(Choose (q) if applicable)*

(q) [ ] The Employer elects to make different Safe Harbor Contributions and/or Additional Matching Contributions to disaggregated parts of its Plan under Treas. Reg. §1.401(k)-1(b)(4) as follows: ____________________
[Note: The Employer in Election 30(q) may specify any matching contribution formula or formulas which could be specified in Election 24 and may specify different formulas for different groups of Participants (i.e., The Employer will make a Fixed Matching Contribution of 33% of Elective Deferrals up to 12% of Compensation for Collective Bargaining Employees, and a Discretionary Additional Matching Contribution as described in Election 30(p)(2) for all other Participants). Allocation formulas, such as a fixed match based on years of service, which permit an HCE in a disaggregated plan to receive a higher rate of match than any NHCE in that plan at the same level of elective deferrals will not satisfy Treas. Reg. §1.401(m)-3(d)(4) and will not qualify for the ACP Safe Harbor. The Group Allocation Limitations of Section 3.14 apply to allocations under this Election 30(q).]

31. ALLOCATION CONDITIONS **(3.06(B)/(C))**. The Plan does not apply any allocation conditions to: (i) Employee Contributions; (ii) Rollover Contributions; (iii) Designated IRA Contributions; or (iv) Prevailing Wage Contributions. In addition, for 401(k) plans, the Plan does not apply any allocation conditions to: (i) Elective Deferrals; (ii) Safe Harbor Contributions; (iii) Additional Matching Contributions which will satisfy the ACP test safe harbor; or (iv) SIMPLE Contributions. To receive an allocation of Matching Contributions, Nonelective Contributions or Participant forfeitures, a Participant must satisfy the following allocation condition(s) *(select one of (a) or (b))*:

(a) [ ] **No conditions.** No allocation conditions apply to Matching Contributions, to Nonelective Contributions or to forfeitures *(skip to Election 33)*.

(b) [X] **Conditions.** The following allocation conditions apply to the designated Contribution Type and/or forfeitures *(select one or more of (1) through (7). Select Contribution Type as applicable. If more than one allocation condition elected, the Participant must satisfy each condition to receive the allocation.)*:

[Note for 401(k) plans: For this Election 31, except as the Employer describes otherwise in Election 31(b)(7) or as provided in the Plan regarding Operational Matches, Operational QMACs, and Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply. The Employer under Election 31(b)(7) may not impose an Hour of Service condition exceeding 1,000 Hours of Service in a Plan Year. Elections (4) or (6) for nonelective contributions will subject the plan to the general nondiscrimination test.]

			(1) Matching, Nonelective and Forfeitures		(2) Matching	(3) Nonelective	(4) Forfeitures
(1)	[ ]	**None.**	N/A (See Election 31(a))		[X]	[ ]	[ ]
(2)	[ ]	**501 HOS/terminees** (91 consecutive days if Elapsed Time). See Section 3.06(B)(1)(b).	[ ]	OR	[ ]	[ ]	[ ]
(3)	[X]	**Last day of the Plan Year.**	[ ]	OR	[ ]	[X]	[X]
(4)	[ ]	**Last day of the Election 31(c) time period.**	[ ]	OR	[ ]	[ ]	[ ]
(5)	[X]	**1,000 HOS in the Plan Year** (182 consecutive days in Plan Year if Elapsed Time).	[ ]	OR	[ ]	[X]	[X]

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(6)	[ ]	_____ **(specify) HOS within the Election 31(c) time period,** (but not exceeding 1,000 HOS in a Plan Year).	[ ]	OR	[ ]	[ ]	[ ]

(7) [ ] **Describe conditions:** ______________________________
(e.g., Last day of the Plan Year as to Nonelective Contributions for Participating Employer "A" Participants. No allocation conditions for Participating Employer "B" Participants.)

Time period *(choose (c) if applicable; skip if 31(b)(4), (b)(6), or (b)(7) not selected)*

(c) **[X]** Under Section 3.06(C), apply Elections 31(b)(4), (b)(6), or (b)(7) to the specified contributions/forfeitures based on each *(Choose one or more of (1) through (5). Choose Contribution Type as applicable.)*:

(1)	**[X]**	**Plan Year.**	[ ]	OR	[ ]	[X]	[X]
(2)	[ ]	**Plan Year quarter.**	[ ]	OR	[ ]	[ ]	[ ]
(3)	[ ]	**Calendar month.**	[ ]	OR	[ ]	[ ]	[ ]
(4)	[ ]	**Payroll period.**	[ ]	OR	[ ]	[ ]	[ ]

(5) [ ] **Describe time period:** ______________________________

[*Note: If the Employer elects 31(b)(4) or (b)(6), the Employer must choose (c). If the Employer elects 31(b)(7), choose (c) if applicable.*]

32. ALLOCATION CONDITIONS - APPLICATION/WAIVER/SUSPENSION **(3.06(D)/(F))**. Under Section 3.06(D), in the event of Severance from Employment as described below, apply or do not apply Election 31(b) allocation conditions to the specified contributions/forfeitures as follows:

Application/Waiver *(Select one of (a) or (b))*

(a) [ ] **Total waiver or application.** If a Participant incurs a Severance from Employment on account of or following death, Disability or attainment of Normal Retirement Age or Early Retirement Age *(select one of (1) or (2))*:

(1) [ ] **Allocation conditions are waived.** Do not apply elected allocation conditions to Matching Contributions, to Nonelective Contributions or to forfeitures.

(2) **[X]** **Allocation conditions apply.** Apply elected allocation conditions to Matching Contributions, to Nonelective Contributions and to forfeitures.

(b) **[X]** **Application/waiver as to Contribution Types/events.** If a Participant incurs a Severance from Employment, apply allocation conditions *except* such conditions are waived if Severance from Employment is on account of or following death, Disability or attainment of Normal Retirement Age or Early Retirement Age as specified, and as applied to the specified Contribution Types/forfeitures *(select one or more of (1) through (4). Select Contribution Type as applicable.)*:

[*Note for 401(k) Plans: For this Election 32(b), except as the Employer describes otherwise in Election 31(b)(7) or as provided in the Plan regarding Operational Matches, Operational QMACs, or Operational QNECs, Matching includes all Matching Contributions and Nonelective includes all Nonelective Contributions to which allocation conditions may apply.*]

			(1) Matching, Nonelective and Forfeitures		(2) Matching	(3) Nonelective	(4) Forfeitures
(1)	**[X]**	**Death.**	[ ]	OR	[ ]	[X]	[X]
(2)	**[X]**	**Disability.**	[ ]	OR	[ ]	[X]	[X]
(3)	**[X]**	**Normal Retirement Age.**	[ ]	OR	[ ]	[X]	[X]
(4)	[ ]	**Early Retirement Age.**	[ ]	OR	[ ]	[ ]	[ ]

Suspension. The suspension of allocation conditions of Section 3.06(F) *(select one of (c) or (d))*:

(c) **[X]** **Suspension applies.**

For 401(k) plans, applies as follows *(select one of (1), (2), or (3))*:

(1) [ ] **Both.** Applies both to Nonelective Contributions and to Matching Contributions.

(2) **[X]** **Nonelective.** Applies only to Nonelective Contributions.

(3) [ ] **Match.** Applies only to Matching Contributions.

(d) [ ] **Suspension does not apply.**

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Non-Standardized Defined Contribution (PPD)

33. FORFEITURE ALLOCATION METHOD **(3.07)**. *(select one of (a) or (b).)*:

[*Note: Even if the Employer elects immediate vesting, the Employer should complete Election 33. See Section 7.07. Election can be omitted if the plan is frozen or the plan is a 401(k) plan with no employer contributions*]

(a) **[ ]** **Safe harbor/top-heavy exempt.** Apply all forfeitures to Safe Harbor Contributions and Plan expenses in accordance with Section 3.07(A)(4). *(may only be selected with 401(k) plans)*

(b) **[ ]** **Apply to Contributions.** The Plan Administrator will allocate a Participant forfeiture as follows *(select one or more of (1) through (7). Select Contribution Type as applicable)*:

			(1) All Forfeitures		(2) Nonelective Forfeitures	(3) Matching Forfeitures
(1)	[ ]	**All.** Use as described in (2) through (6). *((1) may not be selected with (2) through (6))*	[ ]	**OR**	[ ]	[ ]
(2)	[ ]	**Additional Nonelective.** Added to Nonelective Contributions and allocated in the same manner.	[ ]	**OR**	[ ]	[ ]
(3)	[ ]	**Additional Match.** Added to Matching Contributions and allocated in the same manner.	[ ]	**OR**	[ ]	[ ]
(4)	[X]	**Reduce Nonelective.** Apply to reduce Nonelective Contribution.	[X]	**OR**	[ ]	[ ]
(5)	[ ]	**Reduce Match.** Apply to reduce Matching Contribution.	[ ]	**OR**	[ ]	[ ]
(6)	[X]	**Plan expenses.** Pay reasonable Plan expenses. (See Section 7.04(C).) *(must be selected with another election)*	[X]	**OR**	[ ]	[ ]

(7) [ ] **Describe:** ______________________________
(must satisfy the definitely determinable requirement under Treas. Reg. §1.401-1(b) and be applied in a uniform and nondiscriminatory manner; e.g., Forfeitures attributable to transferred balances from Plan X are allocated only to former Plan X participants.)

34. IN-PLAN ROTH ROLLOVER CONTRIBUTION **(3.08(E))**. The following provisions apply regarding In-Plan Roth Rollover Contributions *(Choose one of (a) or (b); also see Appendix B, Election (g)(2); leave blank if Election 6(b)(1) is not selected.)*:

(a) **[ ]** **Not Applicable.** The Plan does not permit In-Plan Roth Rollover Contributions *(skip to Election 35)*.

(b) **[X]** **Applies.** The Plan permits In-Plan Roth Rollover Contributions with regard to the following amounts and subject to the following limitations. *(select one or more of (1) and (2))*

(1) **[X]** **IRR.** This provision is effective with regard to IRRs (see Section 1.55(A)(1)) the later of September 28, 2010, or the Plan or Restatement Effective Date unless other date entered below.

a. **[X]** or February 1, 2019 *(enter later effective date if applicable)*

(2) **[X]** **IRT.** This provision is effective with regard to IRTs (see Section 1.55(A)(2)) the later of January 1, 2013, or the Plan or Restatement Effective Date unless other date entered below.

a. [X] or February 1, 2019 *(enter later effective date if applicable)*

Limitations. The following restrictions apply to In-Plan Roth Rollovers (*choose one or more of (c) through (h) if applicable*)

			(1) IRR	(2) IRT
(c)	[ ]	**In-Plan Roth Rollovers limited to In-Service only.** Only Participants who are Employees may elect to make an In-Plan Roth Rollover Contribution.	[ ]	[ ]
(d)	[ ]	**Vested In-Plan Roth Rollovers.** In-Plan Roth Rollovers may only be made from accounts which are fully Vested.	[ ]	[ ]
(e)	[X]	**No transfer of loans.** Loans may not be distributed as part of an In-Plan Roth Rollover Contribution.	[X]	[X]
(f)	[ ]	**Minimum amount.** The minimum amount that may be rolled over is __________ *(may not exceed $1,000)*.	[ ]	[ ]
(g)	[ ]	**Number of Transfers.** No more than _____ transfer(s) may be made during a Plan Year.	[ ]	[ ]

(h) **[ ]** **Describe transfer provisions.** Transfers may be made subject to the following provisions:

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Non-Standardized Defined Contribution (PPD)

____ (*must be definitely determinable and not subject to Employer or Administrator discretion; specify different provisions for IRR and IRT if desired*).

Source of In-Plan Roth Rollover Contributions *(Select one or more of (i) or (j))*:	**1.**	**2.**
(i) [X] **All Sources.** (select one or both of columns (1) – (2))	[ ]	[ ]

(j) [ ] **Limited Sources.** The Plan permits an In-Plan Roth Rollover only from the following qualifying sources (*select one or more of (1) through (7))*:

	(1) IRR	**(2) IRT**
(1) [ ] **Elective Deferrals**	[ ]	[ ]
(2) [ ] **Matching Contributions** (including any Safe Harbor Matching Contributions and Additional Matching Contributions)	[ ]	[ ]
(3) [ ] **Nonelective Contributions**	[ ]	[ ]
(4) [ ] **QNECS** (including any Safe Harbor Nonelective Contributions)	[ ]	[ ]
(5) [ ] **Rollovers**	[ ]	[ ]
(6) [ ] **Transfers**.	[ ]	[ ]

(7) [ ] **Other:** ____ (*specify account(s) and conditions in a manner that is definitely determinable and not subject to Employer discretion; specify different sources for IRR and IRT if desired*)

35. EMPLOYEE (AFTER-TAX) CONTRIBUTIONS **(3.09)**. The following additional elections apply to Employee Contributions under Election 6(f).

After-tax contribution limits. *(choose (a) and (b) as applicable.)*:

(a) [X] **Maximum amount.** A Participant's Employee Contributions may not exceed: *(complete (1) and (2))*

(1) **NHCE.** Aggregate of Pre-Tax 401(k) Deferrals, Roth Deferrals and Employee Contributions may not exceed 90% of Compensation *(specify dollar amount and/or percentage of Compensation) for NHCEs*

(2) **HCE.** Aggregate of Pre-Tax 401(k) Deferrals, Roth Deferrals and Employee Contributions may not exceed 90% of Compensation *(specify dollar amount and/or percentage of Compensation) for HCEs. The limit for HCEs cannot exceed the limit for NHCEs)*

(b) [ ] **Minimum amount.** A Participant's Employee Contributions may not be less than: ____________________ *(specify dollar amount (not greater than $10,000) and/or percentage of Compensation (not greater than 10%))*.

Apply Matching Contribution. For each Plan Year, the Employer's Matching Contribution made with regard to Employee Contributions is *(leave blank if there are no Matching Contributions made with regard to Employee Contributions; otherwise, choose one of (c) or (d).)*:

(c) [ ] **Same as Elective Deferrals.** Employee Contributions will be treated the same as Elective Deferrals for purposes of calculating the Matching Contributions under Election 24.

(d) [ ] **Discretionary.** See Section 1.35(B). This contribution will be computed as a Flexible Discretionary Match under Section 3.03(A)(2)(b) as though the Employee Contributions were Elective Deferrals.

36. DESIGNATED IRA CONTRIBUTIONS **(3.12)**. Under Election 6(h), a Participant may make Designated IRA Contributions.

Type of IRA contribution. A Participant's Designated IRA Contributions will be *(select one of (a), (b), or (c))*:

(a) [ ] **Traditional.**

(b) [ ] **Roth.**

(c) [ ] **Traditional/Roth.** As the Participant elects at the time of contribution.

Type of Account. A Participant's Designated IRA Contributions will be held in the following form of Account(s) *(select one of (d), (e), or (f))*:

(d) [ ] **IRA.**

(e) [ ] **Individual Retirement Annuity.**

(f) [ ] **IRA/Individual Retirement Annuity.** As the Participant elects at the time of contribution.

ARTICLE IV
LIMITATIONS AND TESTING

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Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 29 37. ANNUAL TESTING ELECTIONS (4.06(B)). The Employer makes the following Plan specific annual testing elections under Section 4.06(B).: Nondiscrimination testing. (Select one or more of (a), (b), and (c). Plans other than 401(k) plans should skip except select (a)(4) or (5) if the Plan permits Employee Contributions.): (a) [ ] Traditional 401(k) Plan/ADP/ACP test. The following testing method(s) apply: [Note: The Plan may "split test". For Current Year Testing, See Section 4.11(E). For Prior Year Testing, see Section 4.11(H) and, as to the first Plan Year, see Sections 4.10(B)(4)(f)(iv) and 4.10(C)(5)(e)(iv).] ADP Test (Select one of (1) or (2)) (1) [ ] Current Year Testing. (2) [ ] Prior Year Testing. ACP Test (Select one of (3), (4), or (5)) (3) [ ] Not applicable. The Plan does not permit Matching Contributions or Employee Contributions and the Plan Administrator will not recharacterize Elective Deferrals as Employee Contributions for testing. (4) [ ] Current Year Testing. (5) [ ] Prior Year Testing. (b) [X] Safe Harbor Plan/No testing or ACP test only. (select one of (1) or (2)): (1) [ ] No testing. ADP test safe harbor applies and if applicable, ACP test safe harbor applies. If the Plan permits Employee Contributions, current year ACP testing will apply to Employee Contributions unless otherwise elected below (Choose a. if applicable.). a. [ ] Prior Year Testing applies to Employee Contributions. (2) [ ] ACP test only. ADP test safe harbor applies, but Plan will perform ACP test as follows (select one of a. or b.): a. [X] Current Year Testing. b. [ ] Prior Year Testing. (c) [ ] Maybe notice (Election 30(b)). See Section 3.05(I). [Note: When maintaining a traditional 401(k) plan, select (a); when maintaining a safe harbor 401(k) plan, select (b). Skip if SIMPLE 401(k) plan. The Employer may make elections under both the Traditional 401(k) Plan and Safe Harbor Plan elections, in order to accommodate a Plan that applies both testing elections (e.g., Safe Harbor Includible Employees group and tested Otherwise Excludible Employees group). In the absence of an election regarding ADP or ACP tested contributions, Current Year Testing applies.] HCE determination. The Top-Paid Group election and the calendar year data election are not used unless elected below (choose one or more of (d) and (e) if applicable): (d) [X] Top-paid group election applies. (e) [ ] Calendar year data election (fiscal year Plan only) applies. ARTICLE V VESTING 38. NORMAL RETIREMENT AGE (5.01). A Participant attains Normal Retirement Age under the Plan on the following date (select one of (a) or (b)): (a) [X] Specific age. The date the Participant attains age 65. [Note: The age may not exceed age 65.] (b) [ ] Age/participation. The later of the date the Participant attains age or the anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [Note: The age may not exceed age 65 and the anniversary may not exceed the 5th.] [Note for Money Purchase Pension Plans: The Normal Retirement Age specified must generally be at least age 62; however, a lower age, but not lower than age 55, may be specified if that age is reasonably representative of the typical retirement age for the industry in which the covered workforce is employed. No reliance will be afforded on the Opinion Letter issued to the Plan that (if the Plan is a Money Purchase Pension Plan) an age less than 62 is reasonably representative of the typical retirement age for the industry in which the participants work.] 39. EARLY RETIREMENT AGE (5.01). (select one of (a) or (b)): (a) [X] Not applicable. The Plan does not provide for an Early Retirement Age.

Non-Standardized Defined Contribution (PPD)

(b) [ ] **Early Retirement Age.** Early Retirement Age is the later of: (i) the date a Participant attains age _____; (ii) the date a Participant reaches his/her _____ anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan; or (iii) the date a Participant completes _____ Years of Service.

[*Note: The Employer should leave blank any of clauses (i), (ii), and (iii) which are not applicable.*]

"Years of Service" under this Election 39 means *(select one of (1) or (2); skip if (b)(iii) NOT elected)*:

(1) [ ] **Eligibility.** Years of Service for eligibility in Election 16.

(2) [ ] **Vesting.** Years of Service for vesting in Elections 42 and 43.

[*Note: Election of an Early Retirement Age does not affect the time at which a Participant may receive a Plan distribution. However, a Participant becomes 100% vested at Early Retirement Age.*]

40. ACCELERATION ON DEATH OR DISABILITY **(5.02)**. Under Section 5.02, if a Participant incurs a Severance from Employment as a result of death or Disability *(select one of (a), (b), or (c))*:

(a) **[X]** **Applies.** Apply 100% vesting.

(b) [ ] **Not applicable.** Do not apply 100% vesting. The Participant's vesting is in accordance with the applicable Plan vesting schedule.

(c) [ ] **Limited application.** Apply 100% vesting, but only if a Participant incurs a Severance from Employment as a result of *(select one of (1) or (2))*:

(1) [ ] **Death.**

(2) [ ] **Disability.**

41. VESTING SCHEDULE **(5.03)**. A Participant has a 100% Vested interest at all times in his/her Accounts attributable to: (i) Elective Deferrals; (ii) Employee Contributions; (iii) QNECs; (iv) QMACs; (v) Safe Harbor Contributions (other than QACA Safe Harbor Contributions); (vi) SIMPLE Contributions; (vii) Rollover Contributions; (viii) Prevailing Wage Contributions; (ix) DECs; and (x) Designated IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status), to Nonelective Contributions (other than Prevailing Wage Contributions) and to QACA Safe Harbor Contributions. *(select (a) or (b))*:

(a) [ ] **Immediate vesting.** 100% Vested at all times in all Accounts.

[*Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 41(a). If the Employer elects immediate vesting under 41(a), the Employer should not complete the balance of Election 41 or Elections 42 and 43 (except as noted therein). For 401(k) plans: (i) The Employer must elect 41(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months; (ii) The Employer must elect 41(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months; and (iii) The Employer should elect 41(b) if any Contribution Type is subject to a vesting schedule. For Money Purchase Pension Plans and Profit Sharing Plans, the Employer must elect 41(a) if the eligibility Service condition exceeds one Year of Service or more than 12 months.*]

(b) **[X]** **Vesting schedules:** Apply the following vesting schedules. *(Select one or more of (1) through (6). Select Contribution Type as applicable.)*:

			(1) All Contributions		(2) Nonelective	(3) Regular Matching	(4) Additional Matching (See Section 3.05(F))	(5) QACA Safe Harbor
(1)	[ ]	**Immediate vesting.**	N/A (See Election 41(a))		[ ]	[ ]	[ ]	[ ]
(2)	[X]	**6-year graded.**	[ ]	OR	[X]	[ ]	[ ]	N/A
(3)	[ ]	**3-year cliff.**	[ ]	OR	[ ]	[ ]	[ ]	N/A

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Non-Standardized Defined Contribution (PPD)

(4)	[ ]	**Modified schedule:**	[ ]	**OR**	[ ]	[ ]	[ ]	**N/A**
(5)	[ ]	**2-year cliff.**	[ ]	**OR**	[ ]	[ ]	[ ]	[ ]
(6)	[ ]	**Modified 2-year schedule:**	[ ]	**OR**	[ ]	[ ]	[ ]	[ ]

Modified schedule (Election (4)):

Years of Service	Vested %	Not Less Than
Less than 1	a. _____	0%
1	b. _____	0%
2	c. _____	20%
3	d. _____	40%
4	e. _____	60%
5	f. _____	80%
6 or more	100%	

Modified 2-year schedule (Election (6)):

Years of Service	Vested %
Less than 1	a. _____
1	b. _____
2	100%

[*Note: If the Employer does not elect 41(a), the Employer under 41(b) must elect immediate vesting or must elect one of the specified alternative vesting schedules. The modified schedule of Election 41(b)(4) must satisfy Code §411(a)(2)(B).*]

[*Note for 401(k) plans: The Employer must elect either 41(b)(5) or (6) as to QACA Safe Harbor Contributions. If the Employer elects Additional Matching under Election 30(p), the Employer should elect vesting under the Additional Matching column in this Election 41(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions.*]

Special vesting provisions *(choose c. if applicable)*

(c) **[ ] Describe:** ____

[*Note: The Employer under Election 41(c) may describe special vesting provisions from the elections available under Election 41 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before "x" date. 6-year graded vesting applies to Division B Employees OR to Employees hired after "x" date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.*]

42. YEAR OF SERVICE - VESTING **(5.05)**. *(choose (a) and/or (b) if applicable)*

[*Note: If the Employer elects the Elapsed Time Method for vesting the Employer should not complete this Election 42. If the Employer elects immediate vesting, the Employer should not complete Election 42 or Election 43 unless it elects to apply a Year of Service for vesting under any other Adoption Agreement election.*]

(a) **[X] Year of Service.** An Employee must complete at least 1000 Hours of Service during a Vesting Computation Period to receive credit for a Year of Service under Article V. [*Note: The number may not exceed 1,000. If left blank, the requirement is 1,000 Hours of Service.*]

(b) **[ ] Vesting Computation Period- Anniversary Year.** The Plan measures a Year of Service based on the Plan Year unless this option is elected.

43. EXCLUDED YEARS OF SERVICE - VESTING **(5.05(C))**. *(select (a) or (b))*:

(a) **[ ] None.** None other than as specified in Section 5.05(C)(1).

(b) **[X] Exclusions.** The Plan excludes the following Years of Service for purposes of vesting *(select one or more of (1) through (4))*:

(1) **[ ] Age 18.** Any Year of Service before the Vesting Computation Period during which the Participant attained the age of 18.

(2) **[ ] Prior to Plan establishment.** Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(3) **[X] Rule of Parity.** Any Year of Service excluded under the rule of parity. See Plan Section 5.06(C).

(4) **[ ] Additional exclusions.** The following Years of Service: ____________________________

[*Note: The Employer under Election 43(b)(4) may describe vesting service exclusions provisions available under Election 43 and/or a combination thereof as to a: (i) Participant group (e.g., No exclusions apply to Division A Employees OR to Employees hired on/before "x" date. The age 18 exclusion applies to Division B Employees OR to Employees hired after "x" date.); or (ii) Contribution Type (e.g., No exclusions apply as to Discretionary Nonelective Contributions. The age 18 exclusion applies to Fixed Nonelective Contributions). Any exclusion specified under Election 43(b)(4) must comply with Code §411(a)(4). Any exclusion must be nondiscriminatory.*]

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Non-Standardized Defined Contribution (PPD)

ARTICLE VI
DISTRIBUTION OF ACCOUNT BALANCE

44. MANDATORY DISTRIBUTION **(6.01(A)(1)/6.08(D))**. The Plan provides or does not provide for Mandatory Distribution of a Participant's Vested Account Balance following Severance from Employment, as follows *(select one of (a) or (b))*:

(a) **[ ]** **No Mandatory Distribution.** The Plan will not make a Mandatory Distribution following Severance from Employment.

(b) **[X]** **Mandatory Distribution.** The Plan will make a Mandatory Distribution following Severance from Employment.

Amount limit. As to a Participant who incurs a Severance from Employment and who will receive distribution before attaining the later of age 62 or Normal Retirement Age, the Mandatory Distribution maximum amount is equal to *(select one of (1), (2), or (3))*:

(1) **[X]** **$5,000.**

(2) **[ ]** **$1,000.**

(3) **[ ]** **Specify amount:** $_____ *(may not exceed $5,000).*

[*Note: This election only applies to the Mandatory Distribution maximum amount. For other Plan provisions subject to a $5,000 limit, see Appendix B, Election (g)(7).*]

Application of Rollovers to amount limit. In determining whether a Participant's Vested Account Balance exceeds the Mandatory Distribution dollar limit in Election 44(b)(1), the Plan will include amounts in the Rollover Contribution Account (if any) unless otherwise elected below *(choose (4) if applicable)*:

(4) **[ ]** **Disregard Rollover Contribution Account.**

Amount of Mandatory Distribution subject to Automatic Rollover. A Mandatory Distribution to a Participant before attaining the later of age 62 or Normal Retirement Age is subject to Automatic Rollover under Section 6.08(D) *(choose one of (5) or (6) unless the Employer elects under Elections 44(b)(2) to limit Mandatory Distributions to $1,000 (including Rollover Contributions)*:

(5) **[X]** **Only if exceeds $1,000.** Only if the amount of the Mandatory Distribution exceeds $1,000, which for this purpose must include any Rollover Contributions Account.

(6) **[ ]** **Specify lesser amount.** Only if the amount of the Mandatory Distribution is at least: $_____ *(specify $1,000 or less)*, which for this purpose must include any Rollover Contributions Account.

Required distribution at Normal Retirement Age *(choose (c) if applicable)*

(c) **[ ]** A severed Participant may not elect to delay distribution beyond the later of age 62 or Normal Retirement Age.

45. SEVERANCE DISTRIBUTION TIMING **(6.01)**. Subject to the timing limitations of Section 6.01(A)(1) in the case of a Mandatory Distribution, or in the case of any Distribution Requiring Consent under Section 6.01(A)(2), for which consent is received, the Plan Administrator will instruct the Trustee to distribute a Participant's Vested Account Balance as soon as is administratively practical following the time specified below *(select one or more of (a) through (i))*:

[*Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 45 no longer apply. See Section 6.01(B) and Election 49.*]

			(1) Mandatory Distribution	**(2) Distribution Requiring Consent**
(a)	**[X]**	**Immediate.** Immediately following Severance from Employment.	[ ]	[ ]
(b)	**[ ]**	**Next Valuation Date.** After the next Valuation Date following Severance from Employment.	[ ]	[ ]
(c)	**[ ]**	**Plan Year.** In the _____ Plan Year following Severance from Employment *(e.g., next or fifth)*.	[ ]	[ ]
(d)	**[ ]**	**Plan Year quarter.** In the _____ Plan Year quarter following Severance from Employment *(e.g., next or fifth)*.	[ ]	[ ]
(e)	**[ ]**	**Contribution Type Accounts.** ____________________ *(specify timing)* as to the Participant's ____________________ Account(s) and ____________________ *(specify timing)* as to the Participant's ____________________ Account(s) *(e.g. for 401(k) plans, as soon as is practical following Severance from Employment as to the Participant's Elective Deferral Account and as soon as is practical in the next Plan Year following Severance from Employment as to the Participant's Nonelective and Matching Accounts)*.	[ ]	[ ]

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Non-Standardized Defined Contribution (PPD)

(f)	[ ]	**Vesting controlled timing.** If the Participant's total Vested Account Balance exceeds $_____, distribute ________________ *(specify timing)* and if the Participant's total Vested Account Balance does not exceed $_____, distribute ________________ *(specify timing)*.	[ ]	[ ]
(g)	[ ]	**Distribute at Normal Retirement Age.** As to a Mandatory Distribution, distribute not later than 60 days after the beginning of the Plan Year following the Plan Year in which the previously severed Participant attains the earlier of Normal Retirement Age or age 65. [*Note: An election under column (2) only will have effect if the Plan's NRA is less than age 62.*]	[ ]	[ ]
(h)	[ ]	**No buy-back/vesting controlled timing.** Distribute as soon as is practical following Severance from Employment if the Participant is fully Vested. Distribute as soon as is practical following a Forfeiture Break in Service if the Participant is not fully Vested.	[ ]	[ ]

(i) [ ] **Describe Severance from Employment distribution timing:** ____

[*Note: The Employer under Election 45(i) may describe Severance from Employment distribution timing provisions from the elections available under Election 45 and/or a combination thereof as to any: (i) Participant group (e.g., Immediate distribution after Severance from Employment applies to Division A Employees OR to Employees hired on/before "x" date. Distribution after the next Valuation Date following Severance from Employment applies to Division B Employees OR to Employees hired after "x" date.); (ii) Contribution Type and Participant group (e.g., As to Division A Employees, immediate distribution after Severance from Employment applies as to Elective Deferral Accounts and distribution after the next Valuation Date following Severance from Employment applies to Nonelective Contribution Accounts); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer's election under Election 45(i) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) comply with Code §401(a)(14) timing requirements; (iv) be nondiscriminatory and (v) preserve Protected Benefits as required.*]

Acceleration. Notwithstanding any later specified distribution date in Election 45, a Participant may elect an earlier distribution following Severance from Employment *(Choose (j) and/or (k) if applicable.)*:

(j) [ ] **Disability.** If Severance from Employment is on account of Disability or if the Participant incurs a Disability following Severance from Employment.

(k) [ ] **Hardship.** If the Participant incurs a hardship under Section 6.07(B) following Severance from Employment.

46. IN-SERVICE DISTRIBUTIONS/EVENTS **(6.01(C))**. A Participant may elect an In-Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C) *(Choose one of (a) or (b).)*:

[*Note: Prevailing Wage Contributions are treated as Nonelective Contributions. See Section 6.01(C)(4)(d) if the Employer elects to use Prevailing Wage Contributions to offset other contributions.*]

(a) [ ] **None.** The Plan does not permit any In-Service Distributions except as to any of the following (if applicable): (i) RMDs under Section 6.02; (ii) Protected Benefits; and (iii) Designated IRA Contributions. Also see Section 6.01(C)(4)(e) with regard to Rollover Contributions, Employee Contributions and DECs.

(b) **[X]** **Permitted.** In-Service Distributions are permitted as follows (*For Money Purchase Pension Contributions, select one or more of (1), (2), (3) and (9). For Profit Sharing Plans, select one or more of (1) through (6), (8) and (9). For 401(k) Plans, select one or more of (1) through (9). Select Contribution Type as applicable.)*:

[*Note for 401(k) plans: Unless the Employer elects otherwise in Election (b)(9) below, Elective Deferrals under Election 46(b) includes Pre-Tax and Roth Deferrals and Matching Contributions includes Additional Matching Contributions (irrespective of the Plan's ACP testing status).*]

			(1) All Contrib.	(2) Elective Deferrals	(3) Safe Harbor Contrib.	(4) QNECs	(5) QMACs	(6) Matching Contrib.	(7) Nonelective/ SIMPLE
(1)	[ ]	**None.** Except for Election 46(a) exceptions.	N/A (See Election 46(a))	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(2)	**[X]**	**Age** *(select one or more of a. through d.)*:							
a.	[ ]	**Age** _____ *(must be at least 59 1/2)*.	[ ] **OR**	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

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Non-Standardized Defined Contribution (PPD)

	b.	[ ]	**Age** _____ *(may be less than 59 1/2).*	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
	c.	[X]	**Normal Retirement Age.**	[X] OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	d.	[ ]	**Early Retirement Age.**	[ ] OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

[*Note: In a 401(k) plan, Elections c. and d. do not apply to Elective Deferrals, Safe Harbor Contributions, QNECs, or QMACs unless the Participant has attained age 59 1/2.*]

[*Note for Money Purchase Pension Contributions: None of the elections a. though d. applies to a Money Purchase Pension Contribution unless the Participant has attained the earlier of age 62 or Normal Retirement Age*]

(3)	[ ]		**Disability.**	[ ] OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(4)	[X]		**Hardship** *(Choose one or both of a. and b.)*:							
	a.	[X]	**Hardship (safe harbor).** See Section 6.07(A).	N/A	[X]	N/A	N/A	N/A	[ ]	[ ]
	b.	[ ]	**Hardship (non-safe harbor).** See Section 6.07(B).	N/A	[ ]	N/A	N/A	N/A	[ ]	[ ]
(5)	[ ]		_____ **year contributions.** *(specify minimum of two years)* See Section 6.01(C)(4)(a)(i).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
(6)	[ ]		_____ **months of participation.** *(specify minimum of 60 months)* See Section 6.01(C)(4)(a)(ii).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
(7)	[X]		**Qualified Reservist Distribution.** See Section 6.01(C)(4)(b)(iii). *(may only be selected with 401(k) plans)*	N/A	[X]	N/A	N/A	N/A	N/A	N/A
(8)	[ ]		**Deemed Severance Distribution.** See Section 6.11.	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

[*Note for Money Purchase Pension Contributions: Elections (4) through (8) do not apply.*]

(9) [ ] **Describe:** ____

[*Note: The Employer under Election 46(b)(9) may describe In-Service Distribution provisions from the elections otherwise available under Election 46 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable at age 59 1/2 OR Accounts of Employees hired on/before "x" date are distributable at age 59 1/2. No In-Service Distributions apply to Division B Employees OR to Employees hired after "x" date.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable on Disability. Fixed Nonelective Contribution Accounts are distributable on Disability or Hardship (non-safe harbor)); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer's election under Election 46(b)(9) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an "early" distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Sections 6.01(C)(4) and 11.02(C)(3).*]

47. IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS **(6.01(C))**. Unless otherwise elected below, a Participant may elect to receive an In-Service Distribution upon any Election 46(b) event without further condition, provided that the amount distributed may not exceed the Vested amount in the distributing Account *(choose one or more of (a) through (f) if applicable)*:

(a) [ ] **100% vesting required.** A Participant may not receive an In-Service Distribution unless the Participant is 100% Vested in the distributing Account. This restriction applies to *(select one or more of (1), (2), or (3))*:

© 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers
C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx
34

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 35 (1) [ ] Hardship distributions. Distributions based on hardship. (does not apply for Money Purchase Pension Plans) (2) [ ] Deemed Severance. Distributions based on Deemed Severance under Section 6.11. (3) [ ] Other In-Service. In-Service distributions other than distributions based on hardship or Deemed Severance. (b) [ ] Minimum amount. A Participant may not receive an In-Service Distribution in an amount which is less than: $ (specify amount not exceeding $1,000). This restriction applies to (Select one or more of (1), (2), or (3)): (1) [ ] Hardship distributions. Distributions based on hardship. (does not apply for Money Purchase Pension Plans) (2) [ ] Deemed Severance. Distributions based on Deemed Severance under Section 6.11. (3) [ ] Other In-Service. In-Service distributions other than distributions based on hardship or Deemed Severance. (c) [ ] Roth In-Service. A Participant may not receive an In-Service Distribution from the Participant’s Roth Deferral Account unless it is a qualified distribution as defined in Code §402A(d)(2). (may only be selected with 401(k) plans) (d) [X] Maximum Number. The maximum number of In-Service Distributions a Participant may receive during a Plan Year is ___2______ (Specify a number at least equal to 1. If (d) is not elected, the Plan Administrator, by policy, can impose a limitation). (e) [ ] Beneficiary's hardship need. A Participant's hardship does not include an immediate and heavy financial need of the Participant's primary Individual Beneficiary under the Plan, as described in Section 6.07(G). (f) [ ] Describe other conditions: [Note: An Employer's election under Election 47(f) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an "early" distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).] 48. POST-SEVERANCE AND LIFETIME RMD DISTRIBUTION METHODS (6.03). A Participant whose Vested Account Balance exceeds $5,000 (or any lesser amount elected in Appendix B, Election (g)(7)): (i) who has incurred a Severance from Employment and will receive a distribution; or (ii) who remains employed but who must receive lifetime RMDs, may elect distribution under one of the following method(s) of distribution described in Section 6.03 and subject to any Section 6.03 limitations. (Select one or more of (a) through (g).): [Note: If a Participant dies after Severance from Employment but before receiving distribution of all of his/her Account, the elections under this Election 48 no longer apply. See Section 6.01(B) and Election 49.] (a) [X] Lump-Sum. See Section 6.03(A)(3). (b) [X] Installments. See Section 6.03(A)(4). (c) [ ] Installments only if Participant subject to lifetime RMDs. A Participant who is required to receive lifetime RMDs may receive installments payable in monthly, quarterly, semi-annual, or annual installments equal to or exceeding the annual RMD amount. See Sections 6.02(A) and 6.03(A)(4)(a). (d) [ ] Alternative Annuity: . See Section 6.03(A)(5). [Note: Under a Plan which is subject to the joint and survivor annuity distribution requirements of Section 6.04 (Election 50(b)), the Employer may elect under 48(d) to offer one or more additional annuities (Alternative Annuity) to the Plan's QJSA, QPSA or QOSA. The Alternative Annuity could be a QLAC, described in Section 6.02(E)(6)(b)] (e) [X] Partial distributions. See Section 6.03(A)(6). Also known as Ad-Hoc distributions. (f) [ ] Partial distributions only if Participant subject to lifetime RMDs. A Participant who is required to receive lifetime RMDs may receive Partial Distributions equal to or exceeding the annual RMD amount. See Sections 6.02(A) and 6.03(A)(6)(a). (g) [X] Describe distribution method(s): A Participant or Beneficiary receiving Installment distributions may, at any time, elect to accelerate, discontinue or change the amount of payments and/or schedule of payments of such Installment distributions [Note: The Employer under Election 48(g) may describe Severance from Employment distribution methods from the elections available under Election 48 and/or a combination thereof as to any: (i) Participant group (e.g., Division A Employee Accounts are distributable in a Lump-Sum OR Accounts of Employees hired after "x" date are distributable in a Lump-Sum. Division B Employee Accounts are distributable in a Lump-Sum or in Installments OR Accounts of Employees hired on/before "x" date are distributable in a Lump-Sum or in Installments.); (ii) Contribution Type (e.g., Discretionary Nonelective Contribution Accounts are distributable in a Lump-Sum. Fixed Nonelective Contribution Accounts are distributable in a Lump-Sum or in Installments); and/or (iii) merged plan account now held in the Plan (e.g., The accounts from the X plan merged into this Plan continue to be distributable in accordance with the X plan terms [supply terms] and not in accordance with the terms of this Plan). An Employer's election under Election 48(g) must: (i) be objectively determinable; (ii) not be subject to Employer, Plan Administrator or Trustee discretion; (iii) be nondiscriminatory; and (iv) preserve Protected Benefits as required.]

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 36 49. BENEFICIARY DISTRIBUTION ELECTIONS (6.01(B)). Distributions following a Participant's death will be made or begin as follows: 5-year; Life Expectancy (6.02(B)(1)(e)). If the Participant dies before the DCD and the Beneficiary is a designated Beneficiary, the deadline to commence RMDs will be determined as follows (Select one of (a) through (d).): (a) [X] Beneficiary election. The Designated Beneficiary may elect application of the 5-year rule or the Life Expectancy rule. If the Beneficiary does not make a timely election (Select one of (1) or (2)): (1) [ ] 5-year rule. The 5-year rule applies to the Beneficiary. (2) [X] Life Expectancy Rule. The Life Expectancy rule applies to the Beneficiary. (b) [ ] 5-year rule. The 5-year rule applies to the Beneficiary. (c) [ ] Life Expectancy rule. The Life Expectancy rule applies to the Beneficiary. (d) [ ] Other: (Describe, e.g., the 5-year rule applies to all Beneficiaries other than a surviving spouse Beneficiary.) Commencement of distributions to Beneficiary. (6.01(B)) Distributions to a Beneficiary will commence at such time as the Beneficiary may elect, consistent with Section 6.02, or if earlier, the time elected below. (Choose one of (e), (f), or (g) if applicable): (e) [X] Immediate. As soon as practical following the Participant's death and the determination of the Beneficiary. (f) [ ] Next Calendar Year. On or before the last day of the calendar year which next follows the calendar year of the Participant's death. (g) [ ] Describe: [Note: The Employer under Election 49(g) may describe an alternative distribution timing or afford the Beneficiary an election which is narrower than that otherwise permitted under this election), or include special provisions related to certain beneficiaries. However, any election under Election 49(g) must require distribution to commence no later than the Section 6.02 required date.] 50. JOINT AND SURVIVOR ANNUITY REQUIREMENTS (6.04). The joint and survivor annuity distribution requirements of Section 6.04 (Unless this is a Money Purchase Pension Plan, select one of (a) or (b). If this is a Money Purchase Pension Plan, select (b)): (a) [X] Profit sharing exception. Do not apply to an Exempt Participant, as described in Section 6.04(G)(1), but apply to any other Participants (or to a portion of their Account as described in Section 6.04(G)). One-year marriage rule. Under Section 7.05(A)(3) relating to an Exempt Participant's Beneficiary designation under the profit sharing exception (select one of (1) or (2)): (1) [X] Applies. The one-year marriage rule applies. (2) [ ] Does not apply. The one-year marriage rule does not apply. (b) [ ] Joint and survivor annuity applicable. Section 6.04 applies to all Participants. One-year marriage rule. Under Section 6.04(B) relating to the QPSA (select one of (1) or (2)): (1) [ ] Applies. The one-year marriage rule applies. (2) [ ] Does not apply. The one-year marriage rule does not apply. ARTICLE XII MULTIPLE EMPLOYER PLAN 51. MULTIPLE EMPLOYER PLAN (12.01/12.02/12.03). The Employer makes the following elections regarding the Plan's Multiple Employer Plan status and the application of Article XII (select one of (a) or (b)): (a) [X] Not applicable. The Plan is not a Multiple Employer Plan and Article XII does not apply. (b) [ ] Applies. The Plan is a Multiple Employer Plan and the Article XII Effective Date is: . The Employer makes the following additional elections (choose (1) and/or (2) if applicable): (1) [ ] Participating Employer may modify. See Section 12.03. A Participating Employer in the Participation Agreement may modify Adoption Agreement elections applicable to each Participating Employer (including electing to not apply Adoption Agreement elections) as follows (select one of a. or b.; choose c. if applicable): a. [ ] All. May modify all elections. b. [ ] Specified elections. May modify the following elections: (specify by election number).

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 37 c. [ ] Restrictions. May modify subject to the following additional restrictions: (Specify restrictions. Any restrictions must be definitely determinable and may not violate Code §412 or the regulations thereunder.). (2) [ ] Lead Employer will not participate. See Section 12.02(B). The Lead Employer is not a Participating Employer. The Employees of the Lead Employer, in their capacity as such, will be Excluded Employees. [Note: If Election (b)(1) above is not chosen, Participating Employers may not modify any Adoption Agreement elections. The Participation Agreement must be consistent with this Election 51(b)(1). Any Participating Employer election in the Participation Agreement which is not permitted under this Election 51(b)(1) is of no force or effect and the applicable election in the Adoption Agreement applies.]

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 38 EXECUTION PAGE The Employer, by executing this Adoption Agreement, hereby agrees to the provisions of this Plan. Employer: Date: / /2021 Signed: [print name/title] Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The Employer only may use this Adoption Agreement in conjunction with the basic plan document referenced by its document number on Adoption Agreement page one. A Money Purchase Pension Plan must be a separate plan (with a separate Adoption Agreement) from a Profit Sharing Plan or 401(k) Plan. Execution for Page Substitution Amendment Only. If this paragraph is completed, this Execution Page documents an amendment to Adoption Agreement Election(s) effective , by substitute Adoption Agreement page number(s) . The Employer should retain all Adoption Agreement Execution Pages and amended pages. [Note: The Effective Date may be retroactive or may be prospective.] Provider. The Provider, Thorson McDonald Whitman & Curnutt, PC will notify all adopting Employers of any amendment to this Pre-approved Plan or of any abandonment or discontinuance by the Provider of its maintenance of this Pre-approved Plan. For inquiries regarding the adoption of the Pre-approved Plan, the Provider's intended meaning of any Plan provisions or the effect of the Opinion Letter issued to the Provider, please contact the Provider or the Provider's representative Provider Name: Thorson McDonald Whitman & Curnutt, PC Address: 1301 Fifth Avenue, Suite 3401, Seattle, WA 98101 Telephone Number: (206) 467-1240 Email address (optional): Reliance on Provider Opinion Letter. The Provider has obtained from the IRS an Opinion Letter specifying the form of this Adoption Agreement and the basic plan document satisfy, as of the date of the Opinion Letter, Code §401. An adopting Employer may rely on the Provider's IRS Opinion Letter only to the extent provided in Rev. Proc. 2017-41. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter and in Rev. Proc. 2017-41 or subsequent guidance. In order to have reliance in such circumstances or with respect to such qualification requirements, the Employer must apply for a determination letter to Employee Plans Determinations of the IRS.

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 1 APPENDIX A SPECIAL RETROACTIVE OR PROSPECTIVE EFFECTIVE DATES SPECIAL EFFECTIVE DATES (1.20). The Employer elects or does not elect Appendix A special Effective Date(s) as follows. (select (a) or select one or more of (b) through (r) as applicable.): [Note: If the Employer elects (a), do not complete the balance of this Appendix A.] (a) [ ] Not applicable. The Employer does not elect any Appendix A special Effective Dates. [Note: The Employer may use this Appendix A to specify an Effective Date for one or more Adoption Agreement elections which does not correspond to the Plan's new Plan or Restated Plan Effective Date under Election 4. As to Restated Plans, for periods prior to: (i) the below-specified special Effective Date(s); or (ii) the Restated Plan's general Effective Date under Election 4, as applicable, the Plan terms in effect prior to its restatement under this Adoption Agreement control for purposes of the designated provisions.] (b) [ ] Plan and Contribution Types (1.12). The Contribution Types under Election(s) 5 and 6 are effective: . (c) [ ] Disability (1.16). The Disability definition under Election 7 is effective: . (d) [ ] Excluded Employees (1.22(D)). The Excluded Employee provisions under Election(s) 8 are effective: . (e) [ ] Compensation (1.11). The Compensation definition under Election(s) (specify 9-11 as applicable) are effective: . (f) [ ] Hour of Service/Elective Service Crediting (1.32/1.59(C)). The Hour of Service and/or elective Service crediting provisions under Election(s) (specify 12-13 as applicable) are effective: . (g) [ ] Eligibility (2.01-2.03). The eligibility provisions under Election(s) (specify 14-19 as applicable) are effective: . (h) [ ] Elective Deferrals (3.02(A)-(D)). The Elective Deferral provisions under Election(s) (specify 20-23 as applicable) are effective: . (only applies to 401(k) plans) (i) [ ] Matching Contributions (3.03). The Matching Contribution provisions under Election(s) (specify 24-26 as applicable) are effective: . (only applies to 401(k) plans) (j) [ ] Nonelective Contributions (3.04). The Nonelective Contribution provisions under Election(s) (specify 27-29 as applicable) are effective: . (k) [ ] 401(k) safe harbor (3.05). The 401(k) safe harbor provisions under Election(s) 30 are effective: . (only applies to 401(k) plans) (l) [ ] Allocation conditions (3.06). The allocation conditions under Election(s) (specify 31-32 as applicable) are effective: . (m) [ ] Forfeitures (3.07). The forfeiture allocation provisions under Election(s) 33 are effective: . (n) [ ] Employee Contributions (3.09). The Employee Contribution provisions under Election(s) 35 are effective: . (o) [ ] Testing elections (4.06(B)). The testing elections under Election(s) 37 are effective: . (p) [ ] Vesting (5.03). The vesting provisions under Election(s) (specify 38-43 as applicable) are effective: . (q) [ ] Distributions (6.01, 6.03 and 6.04). The distribution elections under Election(s) (specify 44-50 as applicable) are effective: . (r) [ ] Special Effective Date(s) for other elections (specify elections and dates): .

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 1 APPENDIX B BASIC PLAN DOCUMENT OVERRIDE ELECTIONS BASIC PLAN OVERRIDES. The Employer elects or does not elect to override various basic plan provisions as follows (select (a) or select one or more of (b) through (m) as applicable): [Note: If the Employer elects (a), do not complete the balance of this Appendix B.] (a) [ ] Not applicable. The Employer does not elect to override any basic plan provisions. [Note: The Employer at the time of restating its Plan with this Adoption Agreement may make an election on Appendix A (Election 55(r)) to specify a special Effective Date for any override provision the Employer elects in this Appendix B. If the Employer, after it has executed this Adoption Agreement, later amends its Plan to change any election on this Appendix B, the Employer should document the Effective Date of the Appendix B amendment on the Execution Page or otherwise in the amendment.] (b) [X] Definition (Article I) overrides. (choose one or more of (1) through (9) as applicable): (1) [ ] W-2 Compensation exclusion of paid/reimbursed moving expenses (1.11(B)(1)). W-2 Compensation excludes amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that, at the time of payment, it is reasonable to believe that the Employee may deduct these amounts under Code §217. (2) [ ] Alternative (general) 415 Compensation (1.11(B)(4)). The Employer elects to apply the alternative (general) 415 definition of Compensation in lieu of simplified 415 Compensation. (3) [ ] Inclusion of Deemed 125 Compensation (1.11(C)). Compensation under Section 1.11 includes Deemed 125 Compensation. (4) [ ] Inclusion of Deemed Disability Compensation (1.11(K)). Include Deemed Disability Compensation. (select one of a. or b): a. [ ] NHCEs only. Apply only to disabled NHCEs. b. [ ] All Participants. Apply to all disabled Participants. The Employer will make Employer Contributions for such disabled Participants for: (specify a fixed or determinable period). (5) [X] Treatment of Differential Wage Payments (1.11(L)). In lieu of the provisions of Section 1.11(L), the Employer elects the following (select one or more of a., b., c., and d.): a. [ ] Effective date. The inclusion is effective for Plan Years beginning after (may not be earlier than December 31, 2008). b. [X] Elective Deferrals only. The inclusion only applies to Compensation for purposes of Elective Deferrals. (only applies to 401(k) plans) c. [ ] Not included. The inclusion does not apply to Compensation for purposes of any Contribution Type. d. [ ] Other: (specify other Contribution Type Compensation which includes Differential Wage Payments) (6) [ ] Leased Employees (1.22(B)). (select one or both of a. and b.): a. [ ] Inclusion of Leased Employees (1.22(B)). The Employer for purposes of the following Contribution Types, does not exclude Leased Employees: (specify Contribution Types). b. [ ] Offset if contributions to leasing organization plan (1.22(B)(2)). The Employer will reduce allocations to this Plan for any Leased Employee to the extent that the leasing organization contributes to or provides benefits under a leasing organization plan to or for the Leased Employee and which are attributable to the Leased Employee's services for the Employer. The amount of the offset is as follows: [Note: The election of an offset under this Election (b)(6)b. may require that the Employer aggregate its plan with the leasing organization's plan for coverage and nondiscrimination testing.] (7) [ ] Inclusion of Reclassified Employees (1.22(D)(3)). The Employer for purposes of the following Contribution Types, does not exclude Reclassified Employees (or the following categories of Reclassified Employees): (specify Contribution Types and/or categories of Reclassified Employees). (8) [ ] Inclusion of Coverage Transition Employees (1.22(D)(6)). Coverage Transition Employees are not Excluded Employees.

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 2 (9) [ ] Part-time/Temporary/Seasonal Employee Specification. The exclusion in Election 8(k) is limited to Employees the Employer categorizes on its payroll records as (select one or more of a., b. or c.): a. [ ] Part-time. b. [ ] Temporary. c. [ ] Seasonal. (c) [X] Rule of parity - participation (Article II) override (2.03(D)). For purposes of Plan participation, the Plan applies the "rule of parity" under Code §410(a)(5)(D). (d) [ ] Contribution/allocation (Article III) overrides. (Choose one or more of (1) through (9) as applicable.): (1) [ ] Elective Deferral overrides. (select one or more of a. or b.) (only applies to 401(k) plans) a. [ ] Deferral limit on bonuses. If the Plan Administrator provides a separate deferral election form for bonuses and/or other irregular compensation (see Section 1.11(G)), notwithstanding Election 20, the maximum amount of such compensation that may be deferred is ____________%. (Specify percentage limit.). This limit applies to (select one of 1. or 2.): 1. [ ] All Participants 2. [ ] HCEs b. [ ] Treatment of Automatic Deferrals as Roth Deferrals (3.02(B)). The Employer elects to treat Automatic Deferrals as Roth Deferrals in lieu of treating Automatic Deferrals as Pre-Tax Deferrals. (2) [ ] No offset of Safe Harbor Contributions to other allocations (3.05(E)(12)). Any Safe Harbor Nonelective Contributions allocated to a Participant's account will not be applied toward (offset) any allocation to the Participant of a non-Safe Harbor Nonelective Contribution. (only applies to 401(k) plans) (3) [ ] Short Plan Year or allocation period (3.06(B)(1)(c)). The Plan Administrator (select one of a. or b.): a. [ ] No pro-ration. Will not pro-rate Hours of Service in any short allocation period. b. [ ] Pro-ration based on months. Will pro-rate any Hour of Service requirement based on the number of months in the short allocation period. (4) [ ] Limited waiver of allocation conditions for rehired Participants (3.06(G)). The allocation conditions the Employer has elected in the Adoption Agreement do not apply to rehired Participants in the Plan Year they resume participation, as described in Section 3.06(G). (5) [ ] Employer Contribution overrides. (Select one or more of a., b., or c.) a. [ ] Matching on Pre-entry Deferrals (3.03(A)). Instead of disregarding pre-entry deferrals, the Plan Administrator will take Elective Deferrals into account in computing Matching Contributions, even if the deferrals were made before the Participant became eligible for the match. b. [ ] Associated Match forfeiture timing (3.07(A)(1)(c)). Forfeiture of associated matching contributions occurs in the Testing Year. c. [ ] 403(b) plans (3.03(A)(6)). The Plan will match Elective Deferrals to the Employer’s 403(b) plan or plans, as though they were Elective Deferrals to this Plan. d. [ ] Operational QNECs (3.04(C)(2)). Operational QNECs will be allocated: (Select one of 1., 2., or 3. if applicable; select 4. if applicable). 1. [ ] Pro rata in relation to Compensation. 2. [ ] In the same dollar amount without regard to Compensation (flat dollar). 3. [ ] Under the classification allocation method described in Section 3.06(C)(6), subject to the Group Allocation Limitations of Section 3.14. 4. [ ] To NHCE ACP Participants. (6) [ ] Forfeiture overrides. (select one or both of a. or b.) (only applies to 401(k) plans) a. [ ] Safe Harbor top-heavy exempt fail-safe (3.07(A)(4)). In lieu of ordering forfeitures as (a), (b), and (c) under Section 3.07(A)(4), the Employer establishes the following forfeiture ordering rules (Specify the ordering rules, for example, (b), (c), and (a).):_____________________________. b. [ ] QNEC Restriction (3.07(A)(7)). The QNEC Restriction will expire on: ____________________________ (may not be earlier than the first Plan Year ending after January 17, 2017.)

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 3 (7) [ ] HEART Act continued benefit accrual (3.11(K)). The Employer elects to apply the benefit accrual provisions of Section 3.11(K). The provisions are effective as of (select one or both of a. or b.): a. [ ] Effective Date. (may not be earlier than the first day of the 2007 Plan Year). b. [ ] No longer effective. The provisions no longer apply effective as of . (8) [ ] Classifications allocation formula (3.04(B)(3)). If a Participant shifts from one classification to another during a Plan Year, the Plan Administrator will apportion the Participant's allocation during that Plan Year (select one of a., b., or c.): a. [ ] Months in each classification. Pro rata based on the number of months the Participant spent in each classification. b. [ ] Days in each classification. Pro rata based on the number of days the Participant spent in each classification. c. [ ] One classification only. The Employer in a nondiscriminatory manner will direct the Plan Administrator to place the Participant in only one classification for the entire Plan Year during which the shift occurs. (9) [ ] Suspension (3.06(F)(3)). The Plan Administrator in applying Section 3.06(F) will (select one or more of a., b., and c.): a. [ ] Re-order tiers. Apply the suspension tiers in Section 3.06(F)(2) in the following order: (specify order). b. [ ] Hours of Service tie-breaker. Apply the greatest Hours of Service as the tie-breaker within a suspension tier in lieu of applying the lowest Compensation. c. [ ] Additional/other tiers. Apply the following additional or other tiers: (specify suspension tiers and ordering). (e) [ ] Testing (Article IV) overrides. (choose one or both of (1) and (2) as applicable): (1) [ ] First few weeks rule for Code §415 testing Compensation (4.05(F)(1)). The Plan applies the first few weeks rule in Section 4.05(F)(1). (2) [ ] Post-Severance Compensation for Code §415 testing Compensation (4.05(F)). The Employer elects the following adjustments to Post-Severance Compensation for purposes of determining 415 testing Compensation (select one or more of a. through d.): [Note: Under the basic plan document, if the Employer does not elect any adjustments, post-severance compensation includes leave cash-outs and deferred compensation, and excludes military and disability continuation payments.] a. [ ] Exclude leave cash-outs. See Section 1.11(I)(1)(b). b. [ ] Exclude deferred compensation. See Section 1.11(I)(1)(c). c. [ ] Include salary continuation for military service. See Section 1.11(I)(2). d. [ ] Include salary continuation for disabled Participants. See Section 1.11(I)(3). (select one of 1. or 2..): 1. [ ] For Nonhighly Compensated Employees only. 2. [ ] For all Participants. In which case the salary continuation will continue for the following fixed or determinable period: . (f) [ ] Vesting (Article V) overrides. (choose one or more of (1) through (6) as applicable): (1) [ ] Early Retirement Age (5.01). Full vesting does not apply when an Employee attains Early Retirement Age. (2) [ ] Alternative "grossed-up" vesting formula (5.03(C)(2)). The Employer elects the alternative vesting formula described in Section 5.03(C)(2). (3) [ ] Source of Cash-Out forfeiture restoration (5.04(B)(5)). To restore a Participant's Account Balance as described in Section 5.04(B)(5), the Plan Administrator, to the extent necessary, will allocate from the following source(s) and in the following order (Specify, in order, one or more of the following: Forfeitures, Earnings, and/or Employer Contribution): . (4) [ ] Deemed Cash-Out of 0% Vested Participant (5.04(C)). The deemed cash-out rule of Section 5.04(C) does not apply to the Plan. (5) [ ] Accounting for Cash-Out repayment; Contribution Type (5.04(D)(2)). In lieu of the accounting described in Section 5.04(D)(2), the Plan Administrator will account for a Participant's Account Balance attributable to a Cash-Out repayment (select one of a. or b.): a. [ ] Nonelective rule. Under the nonelective rule. b. [ ] Rollover rule. Under the rollover rule.

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 4 (6) [ ] One-year hold-out rule - vesting (5.06(D)). The one-year hold-out Break in Service rule under Code §411(a)(6)(B) applies. (g) [ ] Distribution (Article VI) overrides. (choose one or more of (1) through (7) as applicable): (1) [ ] Restriction on In-Service Rollover Distributions (6.01(C)). A Participant will be entitled to receive a distribution of Rollover Contributions, Employee Contributions and DECs (Select one or more of a. through d.): a. [ ] Deferrals. Under the same provisions which apply to Elective Deferrals. (only applies to 401(k) plans) b. [ ] Match. Under the same provisions which apply to Matching Contributions. (only applies to 401(k) plans) c. [ ] Nonelective. Under the same provisions which apply to Nonelective Contributions. d. [ ] Other: [Note: The Employer under Election (g)(1)d. may describe In-Service Rollover Distribution restrictions using the options available for In- Service Distributions under Election 46 and/or a combination thereof as to all Participants or as to any Participant group (e.g., Division A Rollover Accounts are distributable at age 59 1/2 OR Rollover Accounts of Employees hired on/before "x" date are distributable at age 59 1/2. No In-Service Rollover Distributions apply to Division B Employees OR to Employees hired after "x" date). An Employer's election under Election (g)(1)d. must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an "early" distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Sections 6.01(C)(4) and 11.02(C)(3).] (2) [ ] In-Service IRR events. The Employer elects to permit In-Service Distributions under the following conditions solely for purposes of making IRRs (Choose one or more of a. through d.; select e. if applicable.): (only applies to 401(k) plans) a. [ ] Age. The Participant has attained age . b. [ ] Participation. The Participant has months of participation (specify minimum of 60 months). Section 6.01(C)(4)(a)(ii). c. [ ] Seasoning. The amounts being distributed have accumulated in the Plan for at least years (at least 2). See Section 6.01(C)(4)(a)(i). d. [ ] Other (describe): (must be definitely determinable and not subject to Employer discretion (e.g., age 50, but only with respect to Nonelective Contributions, and not Matching Contributions)) [Note: Regardless of any election above to the contrary, In-Service Distributions are not permitted for the purpose of making IRRs from a Participant's Elective Deferral Account, Qualified Matching Contribution Account, Qualified Nonelective Contribution Account and accounts attributable to Safe Harbor Contributions prior to age 59 1/2.] e. [ ] Distribution for withholding. A Participant may elect to have a portion of the amount that may be distributed as IRR distributed solely for purposes of federal or state income tax withholding related to the IRR. (3) [ ] Elections related to Required Minimum Distributions. (select one or more of a. or b.): a. [ ] Spousal override. (6.02(B)(1)(a)). The special RMD timing rule for spouses will not apply. b. [ ] RBD definition (6.02(E)(7)(c)). In lieu of the RBD definition in Section 6.02(E)(7)(a) and (b), the Plan Administrator (select one of 1. or 2.): 1. [ ] SBJPA definition indefinitely. Indefinitely will apply the pre-SBJPA RBD definition. 2. [ ] SBJPA definition to specified date. Will apply the pre-SBJPA definition until (the stated date may not be earlier than January 1, 1997), and thereafter will apply the RBD definition in Sections 6.02(E)(7)(a) and (b). (4) [ ] Distribution Methods (select one or both of a. and b.) a. [ ] Default Distribution Methods (6.03(B)(2)). If a Participant or Beneficiary does not make a timely election as to distribution method and timing the Plan Administrator will direct the Trustee to distribute using the following method and timing: (Describe, e.g., Installments sufficient to satisfy RMD beginning at the Required Beginning Date. The selected method and timing must not be discriminatory and must be an option the plan makes available to participants and/or beneficiaries.) b. [ ] Beneficiary Distribution Methods (6.03(A)(2)). The Plan will distribute to the Beneficiary under the following distribution method(s). If more than one method is elected, the Beneficiary may choose the method of distribution (select one or more of 1. through 4.): 1. [ ] Lump-Sum. See Section 6.03(A)(3).

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 5 2. [ ] Installments sufficient to satisfy RMD. See Section 6.03(A)(4)(a). 3. [ ] Partial Distributions sufficient to satisfy RMD. See Section 6.03(A)(6). 4. [ ] Other: (Describe, e.g., Lump-Sum or Installments for surviving spouse Beneficiaries, Lump-Sum only for all other Beneficiaries.) (5) [ ] Annuity Distributions (6.04). (select one or both of a. and b.): a. [ ] Modification of QJSA (6.04(A)(3)). The Survivor Annuity percentage will be %. (Specify a percentage between 50% and 100%.) b. [ ] Modification of QPSA (6.04(B)(2)). The QPSA percentage will be %. (Specify a percentage between 50% and 100%.) (6) [ ] Hardship Distributions (6.07). (select one or both of a. and b.): a. [ ] Restriction on hardship source; grandfathering (6.07(E)). The hardship distribution limit includes grandfathered amounts. (only applies to 401(k) plans) b. [ ] Hardship acceleration. The existence of a hardship occurring after Separation from Service/Severance from Employment will be determined under the non-safe harbor rules of Section 6.07(B). (7) [ ] Replacement of $5,000 amount (6.09). All Plan references (except in Sections 3.10 and 3.12(C)(2)) to "$5,000" will be $ . (Specify an amount less than $5,000.) (h) [ ] Administrative overrides (Article VII). (choose one or more of (1) through (8) as applicable): (1) [ ] Contributions prior to accrual or precise determination (7.04(B)(5)(b)). The Plan Administrator will allocate Earnings described in Section 7.04(B)(5)(b) as follows (select one of a., b., or c.): a. [ ] Treat as contribution. Treat the Earnings as an Employer Matching or Nonelective Contribution and allocate accordingly. b. [ ] Balance forward. Allocate the Earnings using the balance forward method described in Section 7.04(B)(4)(b). c. [ ] Weighted average. Allocate the Earnings on Matching Contributions using the weighted average method in a manner similar to the method described in Section 7.04(B)(4)(d). (2) [X] Automatic revocation of spousal designation (7.05(A)(1)). The automatic revocation of a spousal Beneficiary designation in the case of divorce does not apply. (3) [ ] Limitation on frequency of Beneficiary designation changes (7.05(A)(4)). Except in the case of a Participant incurring a major life event, a period of at least must elapse between Beneficiary designation changes. (Specify a period of time, e.g., 90 days OR 12 months.) (4) [ ] Definition of "spouse" (7.05(A)(5)). The following definition of "spouse" applies: (Specify a definition.) [Note: Definition of "spouse" will apply for all Plan purposes other than Section 3.08(E) related to In-Plan Roth Rollover Contributions, Section 6.02 related to required minimum distributions, and Sections 6.04 and 7.05(A)(3) related to QJSAs, QPSAs, and related spousal rights. For example, the elected definition will apply to the determination of default beneficiary designations.] (5) [ ] Administration of default provision; default Beneficiaries (7.05(C)). The following list of default Beneficiaries will apply: (Specify, in order, one or more Beneficiaries who will receive the interest of a deceased Participant.) (6) [ ] Subsequent restoration of forfeiture-sources and ordering (7.07(A)(3)). Restoration of forfeitures will come from the following sources, in the following order (Specify, in order, one or more of the following: Forfeitures, Employer Contribution, Trust Fund Earnings.) (7) [ ] State law (7.10(H)). The law of the following state will apply: (Specify one of the 50 states or the District of Columbia, or other appropriate legal jurisdiction, such as a territory of the United States or an Indian tribal government.) (8) [ ] Fee Recapture Account (7.04(D)). The Plan Administrator will allocate excess funds in the Fee Recapture Account as follows: (select one of a., b., or c.): a. [ ] Each Participant Account will receive an allocation based on the funds in which that Account was invested and the revenue sharing rates associated with those funds. b. [ ] The excess funds will be allocated pro rata based on account balance.

Non-Standardized Defined Contribution (PPD) © 2020 Thorson McDonald Whitman & Curnutt, PC or its suppliers C:\Users\blayne.sanden\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\XY45VQBV\Washington Federal Bank Cycle 3 Plan Adoption Agreement_07.06.2022.docx 6 c. [ ] The excess funds will be allocated per capita among Participants with Account Balances greater than zero, without regard to the amount of the Account Balance. (i) [ ] Trust and insurance overrides (Articles VIII and IX). (choose one or more of (1) through (2) if applicable): (1) [ ] Employer securities/real property in Profit Sharing Plans/401(k) Plans (8.05(A)). The Plan limit on investment in qualifying Employer securities/real property is %. (Specify a percentage which is less than 100%.) (2) [ ] Provisions relating to insurance and insurance company (9.08). The following provisions apply: (Specify such language as necessary to accommodate life insurance Contracts the Plan holds.) [Note: The provisions in this Election (i)(2) may override provisions in Article IX of the Plan, but must be consistent with all other provisions of the Plan.] (j) [ ] Top-heavy override (Article X) overrides (1) [ ] Key Employee allocations (10.02(A)). Top-heavy minimum allocations will be made to Key Employees, as well as Non- Key Employees. (2) [ ] Collective Bargaining Agreement (10.02(A). Employees subject to the following collective bargaining agreements are eligible to receive top-heavy minimum allocations notwithstanding Code §41(i)(4): _____________________________. (k) [ ] Code Section 415 (Article XI) override (11.02(A)(1), 4.02(F)). Because of the required aggregation of multiple plans, to satisfy Code §415, the following overriding provisions apply: (Specify such language as necessary to satisfy §415, e.g., the Employer will reduce Additional Additions to this plan before reducing Annual Additions to other plans.) (l) [ ] Code Section 416 (Article XI) override (11.02(A)(1), 10.03(D)). Because of the required aggregation of multiple plans, to satisfy Code §416, the following overriding provisions apply: (Specify such language as necessary to satisfy §416, e.g., If an Employee participates in this Plan and another Plan the Employer maintains, the Employer will satisfy any Top-Heavy Minimum Allocation in this Plan and not the other plan.) (m) [ ] Multiple Employer Plan (Article XII) overrides. (choose (1) if applicable): (1) [ ] No involuntary termination for Participating Employer (12.11). The Lead Employer may not involuntarily terminate the participation of any Participating Employer under Section 12.11.

Non-Standardized Defined Contribution (PPD)

APPENDIX C
TABLE I: ACTUARIAL FACTORS
UP-1984
Without Setback

Number of years from attained age at the end of Plan Year until Normal Retirement Age	7.50%	8.00%	8.50%
0	8.458	8.196	7.949
1	7.868	7.589	7.326
2	7.319	7.027	6.752
3	6.808	6.506	6.223
4	6.333	6.024	5.736
5	5.891	5.578	5.286
6	5.480	5.165	4.872
7	5.098	4.782	4.491
8	4.742	4.428	4.139
9	4.412	4.100	3.815
10	4.104	3.796	3.516
11	3.817	3.515	3.240
12	3.551	3.255	2.986
13	3.303	3.014	2.752
14	3.073	2.790	2.537
15	2.859	2.584	2.338
16	2.659	2.392	2.155
17	2.474	2.215	1.986
18	2.301	2.051	1.831
19	2.140	1.899	1.687
20	1.991	1.758	1.555
21	1.852	1.628	1.433
22	1.723	1.508	1.321
23	1.603	1.396	1.217
24	1.491	1.293	1.122
25	1.387	1.197	1.034
26	1.290	1.108	0.953
27	1.200	1.026	0.878
28	1.116	0.950	0.810
29	1.039	0.880	0.746
30	0.966	0.814	0.688
31	0.899	0.754	0.634
32	0.836	0.698	0.584
33	0.778	0.647	0.538
34	0.723	0.599	0.496
35	0.673	0.554	0.457
36	0.626	0.513	0.422
37	0.582	0.475	0.389
38	0.542	0.440	0.358
39	0.504	0.407	0.330
40	0.469	0.377	0.304
41	0.436	0.349	0.280
42	0.406	0.323	0.258
43	0.377	0.299	0.238
44	0.351	0.277	0.219
45	0.327	0.257	0.202

Note: A Participant's Actuarial Factor under Table I is the factor corresponding to the number of years until the Participant reaches his/her Normal Retirement Age under the Plan. A Participant's age as of the end of the current Plan Year is his/her age on his/her last birthday. For any Plan Year beginning on or after the Participant's attainment of Normal Retirement Age, the factor for "zero" years applies.

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Non-Standardized Defined Contribution (PPD)

APPENDIX C
TABLE II: ADJUSTMENT TO ACTUARIAL FACTORS FOR NORMAL RETIREMENT AGE OTHER THAN 65
UP-1984
Without Setback

Normal Retirement Age	7.50%	8.00%	8.50%
55	1.2242	1.2147	1.2058
56	1.2043	1.1959	1.1879
57	1.1838	1.1764	1.1694
58	1.1627	1.1563	1.1503
59	1.1411	1.1357	1.1305
60	1.1188	1.1144	1.1101
61	1.0960	1.0925	1.0891
62	1.0726	1.0700	1.0676
63	1.0488	1.0471	1.0455
64	1.0246	1.0237	1.0229
65	1.0000	1.0000	1.0000
66	0.9752	0.9760	0.9767
67	0.9502	0.9518	0.9533
68	0.9251	0.9274	0.9296
69	0.8998	0.9027	0.9055
70	0.8740	0.8776	0.8810
71	0.8478	0.8520	0.8561
72	0.8214	0.8261	0.8307
73	0.7946	0.7999	0.8049
74	0.7678	0.7735	0.7790
75	0.7409	0.7470	0.7529
76	0.7140	0.7205	0.7268
77	0.6874	0.6942	0.7008
78	0.6611	0.6682	0.6751
79	0.6349	0.6423	0.6494
80	0.6090	0.6165	0.6238

Note: Use Table II only if the Normal Retirement Age for any Participant is not 65. If a Participant's Normal Retirement Age is not 65, adjust Table I by multiplying *all* factors applicable to that Participant in Table I by the appropriate Table II factor.

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